Exhibit 6.2

Memorandum Number: ____________

Investor: ___________________________________

LIMITED OFFERING MEMORANDUM
Cobb CC Industrial Property Investors LP
Investor Limited Partnership Interests $12,180,767
Minimum Purchase $25,000

Cobb CC Industrial Property Investors LP (“we,” “us,” “our,” or the “Company”), and its general partner, Cobb CC Property Investors GP LLC (the “General Partner”) are offering investor limited partnership interests (“Investor Limited Partnership Interests”) in Cobb CC Industrial Property Investors LP, a Delaware limited partnership. The Company will use the offering proceeds to invest in Cobb CC Industrial Property LP, which, in turn, will acquire and operate the flex office and industrial use park which is comprised of 196,532 square feet across five buildings on 16.06 acres located at 350-450 Franklin Gateway, Marietta, Georgia.

CAB Capital LP (“CAB”), as the “Sponsor” of the Company, is an affiliate of Westmount Realty Capital, LLC which has created this investment opportunity and has organized the Company and its General Partner. The officers and employees of our Sponsor, its affiliates and the General Partner intend to sell our Investor Limited Partnership Interests directly to these investors without paying any sales commissions.

These securities involve a high degree of risk. This investment is not suitable for everyone. You must decide whether to invest based on whether the offering meets your financial objectives and risk tolerance. Prospective investors should consider the following risk factors, among others:

•	inability to resell or dispose of Investor Limited Partnership Interests.

•	lack of diversification inherent in a flex/industrial use portfolio.

•	lack of operating income except from building rental and eventual sale of the project.

•	substantial borrowings which must be repaid from revenues and could reduce investor returns.

The interests offered hereby have not been registered under any federal or state securities law and are being offered and sold in reliance on exemptions from the registration provisions of those laws. It’s illegal for anyone to tell you otherwise.

The offering will terminate on the earlier of (a) the date we have accepted subscriptions for the maximum offering amount, (b) the date we declare that the offering is terminated, or (c) November 30, 2023.

The information presented in this memorandum is as of the date set forth below, unless another date is specified. However, you should not infer that there have been no changes in the information presented subsequent to such date.

Cobb CC Industrial Property Investors LP 700 N. Pearl Street, Suite N1650 Dallas, Texas 75201 214-944-5454

The date of this Memorandum is June __, 2023.

This offering involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for liquidity in the investment. See Investor Suitability Standards, page 10, and Risk Factors, page 3.

The interests are subject to restrictions on transfer and resale and may not be transferred or resold except as permitted under the Securities Act of 1933 (the “Securities Act”), as amended, and state laws pursuant to registration thereunder or an exemption therefrom. Prospective investors should proceed only on the assumption that they may be required to bear the financial risk of an investment in the interests for an indefinite period of time. See Risk Factors, page 3.

Prospective investors are not to construe the contents of this memorandum or any prior or subsequent communications from the Company, the Sponsor or its managers, officers or employees as legal, tax or investment advice. Each prospective investor should consult his own counsel, accountant and business advisor as to legal, tax, financial and related matters concerning his possible investment in the securities offered hereby.

This memorandum does not constitute any offer or solicitation within any jurisdiction in which, or to any person to whom, such offers or solicitation would be unlawful. No person has been authorized to make any representations, or furnish any information, with respect to the securities offered hereby, other than the representations and information set forth in or authorized by this memorandum. Any information not contained herein or representations not made herein must not be relied upon or considered to have been authorized by the Company.

This memorandum constitutes an offer only to the persons the Sponsor has supplied this memorandum to and may not be used for any other purpose. Delivery of this memorandum to anyone other than the persons supplied this memorandum is unauthorized, and any reproduction of this memorandum, in whole or in part, without the prior written consent of the Company, is prohibited. Each prospective investor, by accepting delivery of this memorandum, agrees to return it and all related exhibits and other documents to the Company and to keep the information contained herein and therein confidential in the event the prospective investor does not intend to subscribe for the purchase of the securities offered hereby, the prospective investor’s subscription is not accepted or this offering is terminated.

Prospective purchasers and their purchaser representative(s), if any, are invited to ask questions of and obtain additional information from the Sponsor concerning the terms and conditions of the offering, the Sponsor, the Company and any other relevant matters (including, but not limited to, additional information to verify the accuracy of the information set forth herein). Such information will be provided to the extent the Sponsor possesses such information or can acquire it without unreasonable effort or expense. Prospective purchasers or purchaser representatives having questions or desiring additional information should contact the Sponsor and ask for Daniel Blough.

This memorandum contains summaries of certain documents believed to be accurate, but you should read the actual documents for complete information concerning the rights and obligations of the parties thereto. Copies of such documents are attached to this memorandum or are available at our office, and all such summaries are qualified in their entirety by reference to these documents. No person has been authorized to give any information or to make any representations other than those contained in this memorandum, and, if given or made, such information and representations should not be relied upon.

FORWARD LOOKING STATEMENTS

Certain information contained in this memorandum constitutes “forward-looking statements” that can be identified by the use of forward-looking terminology such as, without limitation, “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof, other variations thereon or comparable terminology. Furthermore, any projections or other estimates in this memorandum, including estimates of returns or performance, are “forward-looking statements” and are based upon certain assumptions that may change. Due to various risks and uncertainties, including those set forth under Risk Factors, page 3, and Conflicts of Interest and Related Transactions, page 16, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. Moreover, actual events are difficult to project and often depend upon factors that are beyond the control of the Company and its affiliates.

Contents

SUMMARY OF THE OFFERING	1

RISK FACTORS	3
Risks Related to an Investment in the Company and the Interests	3
Risks Related to Real Estate Investments Generally	5
Risks Related to an Investment in the Property	7
Tax Risks	8

TERMS OF THE OFFERING	10
Investor Suitability Standards; Sales to Accredited Investors	10
Limited Offering of Investor Limited Partnership Interests	11
Terms of Purchase and Termination of Offering	11
Subscription Agreement	11

THE COMPANY AND THE COBB CC ENTITIES	11
Project Structure	12
The Property	12
Purchase of Property and Financing	13

SOURCES AND USES OF FUNDS	14

FEES, COMPENSATION AND EXPENSES	14

PARTICIPATION IN COSTS AND CASH AVAILABLE FOR DISTRIBUTION	15
Assessments—Capital Call	16

MANAGEMENT	16
Control Person and Executive Management of the Sponsor	17

CONFLICTS OF INTEREST AND RELATED TRANSACTIONS	17

FIDUCIARY RESPONSIBILITY	18

SUMMARY OF THE PARTNERSHIP AGREEMENT	18
Nature of the Company	18
Capital Contributions; Additional Capital Contributions	19
Control of Operations of the Company	19
Division of Income, Profit, Losses and Distributions	19
Limited Transferability of Interests	19
Dissolution and Liquidation	20
Merger or Business Combination	20
Limits of Liability and Indemnification of General Partner	20
Financial Information, Audit and Tax Matters	20
Removal of the General Partner	20
Amendments to the Partnership Agreement	21
Limited Activities	21

Exhibits:

A          Confidential Investment Memorandum

B           Partnership Agreement

C           Subscription Agreement

D           Purchaser Suitability Questionnaire

SUMMARY OF THE OFFERING

This summary highlights important information about the Company and this offering. Because it is a summary, it does not contain all of the information you should consider before investing in the Company. So, please read the entire memorandum and all attachments.

The Company	Cobb CC Industrial Property Investors LP (the “Company”), is a Delaware limited partnership which is offering limited partnership interests. The Company will use the proceeds to acquire a 100% equity interest in Cobb CC Industrial Property LP, the property owner formed to acquire and operate the five building, flex office and industrial use park located at 350-450 Franklin Gateway, Marietta, Georgia (the “Property”).
Founding Limited Partner	Cobb CC Industrial Acquisition LP (“Founding Limited Partner”), a Texas limited partnership, will provide $641,093 to purchase the Founding Limited Partnership Interest, which will equal approximately 5% of the total initial capital contributions to the Company by the Founding Limited Partner and Investor Limited Partners. The Founding Limited Partner will receive distributions from Company operations.
The Property Owner	Cobb CC Industrial Property LP (the “Property Owner”) is a Delaware limited partnership formed to acquire the Property with the offering proceeds invested by the Company. In this memorandum we sometimes refer to the Property Owner and the general partner of the Property Owner, as the “Cobb CC Entities.”
The Sponsor and General Partner	The Sponsor, CAB Capital LP (also referred to as “CAB”), a Delaware limited partnership has created this investment opportunity by organizing the Company, Cobb CC Property Investors GP LLC, its general partner (the “General Partner”) and the Cobb CC Entities, and will own Cobb CC Property GP LLC, a newly formed Delaware limited liability company which will manage the Property Owner. The General Partner will not acquire an economic interest in the Company or the Property Owner. CAB will be the initial equity owner of the Founding Limited Partner.
Cobb CC Industrial Property Investors LP	Cobb CC Industrial Property Investors LP (the “Cobb CC Investors”), was formed to make the equity investment required for organizational expenses and to purchase the Property through the Property Owner with the total initial capital contributions of the Company, equal to approximately 5% from the Founding Limited Partner, and the remaining 95% from outside investors (“Investor Limited Partners”). The Company will receive distributions from the Property Owner operations.
The Property; Investment Objective	The primary investment objective is to generate consistent long term investment returns from ownership and operation of the Property and its eventual sale. See The Company and the Cobb CC Entities, page 10.
Offer and Sale of Interests	The Investor Limited Partnership Interests will be sold by officers and managers of the general partner and CAB. No selling commissions or discounts will be paid to the officers and managers of the general partner or CAB by the Company for selling the interests. See Terms of the Offering, page 9.
Offering Terms	Maximum offering: $12,180,767
Minimum investment: $25,000

Who Should Invest	Sales will be made to accredited investors, as that term is defined in Regulation D, Rule 501, promulgated by the Securities and Exchange Commission, and up to 35 non-accredited investors. See Terms of the Offering, page 9. The offering is not suitable for everyone. Prospective investors should only purchase Investor Limited Partnership Interests if they:
o have substantial experience, together with the experience of the investor’s advisers, in evaluating and investing in limited offerings and private placements of securities similar to those offered by the Company;

o      have carefully evaluated their financial resources and decided that they can bear the economic risks of this investment; and are prepared to hold their Investor Limited Partnership Interests indefinitely.

Participation in Cash available for distribution

After payment of acquisition costs, construction costs, repayment of debt, and fees and expenses, total cash available for distribution will be paid to the Investor Limited Partners as follows:

o      to the Limited Partners (ratably among such persons based upon the Percentage Interests held by each such person immediately prior to such distribution), until such person has received distributions equal to a cumulative, non-compounded preferred return of 9% per annum with respect to each such person’s Percentage Interests; then

o      to the Limited Partners (ratably among such persons based upon the Percentage Interests held by each such person immediately prior to such distribution), until such person has cumulatively received distributions equal to the person’s Capital Contributions; then

o      75% to the Investor Limited Partners and 25% to the Founding Limited Partner (ratably among such Limited Partners based upon the Percentage Interests held by each such person immediately prior to such distribution) until the Investor Limited Partners have received cumulative returns equal to an IRR of 15%; and thereafter

o      60% to the Investor Limited Partners and 40% to the Founding Limited Partner (ratably among such Limited Partners based upon the Percentage Interests held by each such person immediately prior to such distribution). The payments to Investor Limited Partners will not include an assignment of any Promotional Interest earned by any Westmount affiliate for its management role in the Company.

The “Promotional Interest” is that portion of the cash flows in excess of (1) the return of invested capital, (2) a preferred return of 9% and (3) a non-promoted pro-rata share of additional proceeds (as earned by any Westmount affiliate) in excess of the profits and distributions as described herein.

See Participation in Costs and Cash Available for Distribution, page 14.
Borrowing	The Property Owner will borrow approximately $15,000,000 at closing to purchase the Property and will obtain future funding in the amount of approximately $2,000,000 for capital improvements. It is expected that borrowings will be repaid from lease rentals and eventual sale of the Property. See Risk Factors – The Company’s and the Property Owner’s Operations are Restricted by their Partnership Agreements to Acting as Special Purpose Entities; Risks of Leverage, page 7, and The Company and Cobb CC Entities, page 10.

Compensation and Expenses	The Sponsor and its affiliates will receive direct and indirect benefits from its position as sponsor of the Company and the Property Owner. See Sources and Uses of Funds – Fees, Compensation and Expenses, page 13. These benefits include:

•       A capital markets fee of $100,000 from the Property.

•       An engineering assessment fee of $35,000 from the Property.

•       A data services fee of $5,000 from the Property.

•       An acquisition fee of $381,000 from the Property.

•       A property management fee of 4.00% of the effective gross income from the Property, paid monthly.

•       An asset management fee of 0.30% of total initial capitalization from the Property, paid quarterly.

•       An administration fee of $50,000 per year growing at 3% each year from the Property.

•       A construction management fee of 5% of total project hard costs from the Property.

• Reimbursement of all actual costs and expenses incurred with the acquisition and financing of the Property, including, without limitation, costs for due diligence, professional fees, and filing expenses, from funds borrowed by or invested in the Company.
Conflicts of Interest	The Company, the General Partner and the Property Owner all may be considered affiliates which are under common control with the Sponsor. See Conflicts of Interest and Related Transactions, page 16.

RISK FACTORS

The purchase of the Investor Limited Partnership Interests involves certain risks. In addition to the other information contained in this memorandum, prospective purchasers should carefully consider the following risks.

Risks Related to an Investment in the Company and the Interests

No Market for Interests.

There is no market for resale of the Investor Limited Partnership Interests, and no market is expected to develop. In addition, the Partnership Agreement restricts the resale of Investor Limited Partnership Interests without the written consent of the General Partner. Consequently, Investor Limited Partnership Interest holders may not be able to liquidate their investment in the event of an emergency or for any other reason, and Investor Limited Partnership Interests may not be readily accepted as collateral for loans.

Lack of Diversification.

The Company’s business activities will be to invest in the Property Owner, whose success will depend on the performance of the Property. Since the Company’s portfolio will be limited by the amount of available capital, it will be less diversified than other, diversified property owners with greater capital. The sole source of revenues to pay returns to investors will be revenues from the operation and eventual sale of the Property.

No Operating History.

The Company has no history of profitable operations. Likewise, the General Partner is recently formed with no history of operations. The Company and the Cobb CC Entities are single purpose entities organized for the sole purpose of investing in the Property. The success of the Company will depend in large part upon the abilities of the General Partner and the manager of the Cobb CC Entities. The General Partner, Sponsor and their personnel will not devote full time to the supervision and management of the business of the Company; rather, they will devote the amount of time that they, in their sole discretion, deem necessary to properly supervise the business of the Company. The Sponsor will continue to participate in real estate projects and ventures other than the Property. Westmount, its management and its employees have extensive experience in the purchase, improvement, operation and sale of commercial properties such as this one. See Management, page 15.

The Company’s Success Will Depend Significantly on the General Partner.

The General Partner, has had no history of operations and, will manage the Company in its sole discretion. Investors must rely completely upon the judgment of the General Partner in regard to investment of capital and operation of the Company. CAB, as the Sponsor and its affiliate Westmount Realty Capital, LLC have a proven track record of more than 30 years of successful acquisitions and dispositions across dynamic market cycles. Its current portfolio contains 4,144 multifamily units, and 10.5 million square feet of industrial and office space acquired with a variety of institutional investment partners, family offices and high net-worth investors. Since 1989 the General Partner’s management team has successfully completed transactions worth approximately $2.8 billion dollars. In the event the Sponsor or the General Partner’s management team becomes unable or unwilling to continue to direct the operations of the Company, the Company and the limited partners could be adversely affected. See Management, page 15.

The Company’s and the Property Owner’s Operations Are Restricted by Their Partnership Agreements to Acting as Special Purpose Entities.

The Company and the Property Owner are special purpose entities formed to own the Property Owner and to own and operate the Property, respectively. While the loan which is being obtained to acquire the Property remains outstanding, the Partnership Agreement governing the Property Owner restricts its operations to owning and operating the Property including limits on its ability to incur debt, for the protection of the lender. The Company is similarly restricted to owning the Property Owner. It is expected that these restrictions will remain in effect for the life of the investment, until the Property is sold. See the Company and the Cobb CC Entities, page 10.

Investors May Be Asked to Pay Assessments—Capital Call.

The Partnership Agreement provides that the General Partner may make assessments to Limited Partners for additional capital. A capital call could be required to meet capital shortfalls, cost overruns, emergency repairs or other business reasons. If one or more investors fail to pay an assessment, the remaining investors may be requested to make up the difference or risk harm to, or loss of, their investment as a result of the Company having insufficient capital for continued operations. If an investor fails to pay its assessment when requested, the Company will have remedies available, including borrowing to make up shortfalls and charging interest and penalties to the noncontributing investor or reducing their ownership interest. See Participation in Costs and Cash Available for Distribution – Assessments, page 14. In addition, the fact that all capital calls are met by investors does not prevent the possibility of future capital calls or guarantee the economic viability of the Company.

Risks Related to Real Estate Investments Generally

Economic, Market And Regulatory Changes That Impact The Real Estate Market Generally May Decrease The Value Of Our Investments And Weaken Our Operating Results.

The Company’s operating results and the performance of the Property are subject to the risks typically associated with real estate, any of which could decrease the value of our investments and could weaken our operating results, including:

•	downturns in national, regional and local economic conditions;

•	competition;

•	adverse local conditions, such as oversupply or reduction in demand for flex-use real estate and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in tax (including real and personal property tax), real estate, environmental and zoning laws;

•	natural disasters such as hurricanes, earthquakes and floods; epidemic or pandemic;

•	cyberattacks or data breaches;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001; and

•	the potential for uninsured or underinsured property losses.

Any of the above factors, or a combination thereof, could result in a decrease in our cash flow from operations and a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our investors and on the value of their investment and could possibly result in a complete loss of the investment.

The COVID-19 Pandemic and Measures Intended to Prevent its Spread and the Impact it has had and may Continue to have on our Business, Results of Operations, Cash flows, and Financial Condition.

In December 2019, COVID-19 was first reported in Wuhan, China, and in March 2020, the World Health Organization declared COVID-19 a pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted financial markets and international trade, and resulted in increased unemployment levels, all of which negatively impacted the real estate industry. The outbreak has led governments and other authorities around the world, including federal, state and local authorities in the United States, to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business closures, quarantines and shelter in-place orders. The impact of the COVID-19 pandemic and measures to prevent its spread has negatively impacted and could continue to negatively impact our businesses in a number of ways, including our tenants’ ability or willingness to pay rents and demand within the markets we operate. We may need to restructure rent obligations, and may, in the future, not do so on terms as favorable to us as those currently in place. In the event of tenant nonpayment, default or bankruptcy, we may incur costs in protecting our investment and re-leasing our property. Additionally, local and national authorities may expand or extend certain measures imposing restrictions on our ability to enforce tenants’ contractual rental obligations. The restrictions inhibiting our employees’ ability to meet with existing and potential tenants has disrupted and could in the future further disrupt our ability to lease buildings which has adversely impacted and could continue to adversely impact our rental rate and occupancy levels. The COVID-19 pandemic has also caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you conditions will not continue to deteriorate as a result of the pandemic. In addition, the deterioration of economic conditions as a result of the pandemic may ultimately decrease occupancy levels and pricing as tenants reduce or defer their spending. The situation surrounding the COVID-19 pandemic continues to evolve and the potential for a material adverse impact on our operational and financial performance increases the longer the virus impacts activities in the United States and globally. For this reason, we are not able at this time to estimate to any degree of certainty the effect COVID-19 may have on our business, results of operations, financial condition, and cash flows, all of which will depend on future developments, including the duration of the outbreak, business and workforce disruptions, and the effectiveness of actions taken to contain and treat the disease.

Costs Imposed Pursuant to Laws and Governmental Regulations May Reduce Our Net Income and Our Cash Available for Distribution to Investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to the protection of the environment and human health. The Property Owner could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the tenants, the condition of the Property at the time the Property Owner buys it, operations in the vicinity of the Property, such as the presence of underground storage tanks, or activities of unrelated third parties may affect the Property.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages could reduce our ability to pay distributions and may reduce the value of an investment in us.

The Costs Of Defending Against Claims Of Environmental Liability, Of Complying With Environmental Regulatory Requirements, Of Remediating Any Contaminated Property Or Of Paying Personal Injury Or Other Damage Claims Could Reduce Our Cash Available For Distribution To Our Investors.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce cash available for distribution to investors. The Property Owner expects to carry environmental liability insurance to reduce the risk of losses caused by environmental conditions and liabilities.

Costs Associated With Complying With The Americans With Disabilities Act May Decrease Our Cash Available For Distribution.

The properties will be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distribution to investors.

If The Property Suffers Uninsured Losses, Or Losses In Excess Of Insurance Coverage, The Investors Could Lose Invested Capital And Anticipated Profits.

There can be no assurance that insurance for the Property will be sufficient to cover all liabilities for personal injury or property damage occurring at the Property. Insurance against certain risks, such as floods or earthquakes, may be unavailable or available only at unacceptable costs or in amounts that are less than the full market value or replacement costs of the Property. In the event of a substantial loss, the insurance coverage for the Property may not cover the full current market value or replacement cost of the Property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might cause insurance proceeds to be insufficient to fully replace or renovate the Property after it has been damaged or destroyed.

Risks Related to an Investment in the Property

The Property Must Compete For Tenants.

The Property currently is 80% occupied. Other similar properties are available for rent and may compete with the Property for tenants. The number of competitive properties existing or built in the future will have a material effect on the ability to rent the properties and the amount of rent that they would be able to charge. There is a risk that the Property may need to offer lower rental rates than those we forecasted in order to be competitive. If the Property was unable to successfully compete for tenants and experienced greater than anticipated vacancy rates, there would be a decrease in cash flow from rents that would likely affect the Company’s ability to make distributions to investors.

The Property Requires Increased Rents to Meet Its Projected Earning Potential.

Our plan for the Property includes moving in place rents to market rates as contractual leases expire and implementing operational efficiencies. Failure to be able to increase the in-place rents to market rates, could adversely affect the amount or timing of revenue to investors from the Property.

Holding Period for the Property.

Although the Sponsor has modeled and underwritten the financial projections showing a 5-year holding period for the Property, we reserve the right to hold the Property for a longer or shorter period. We reserve the right to determine, in our sole discretion, to make this determination based on our assessment of prevailing market conditions.

We Are Purchasing the Property on an “As Is, Where Is” Basis. The Seller is Not Making Any Representations in the Property Purchase Agreement about the Property’s Condition or Its Suitability for Continued Occupancy. The Partnership is at Risk If There Are Undisclosed Liabilities or Other Problems Concerning the Condition of the Property Which We Have Not Identified.

The Property Owner is purchasing the Property from its current owner after we performed a due diligence investigation of the Property condition. Based on our investigation, we believe that the price being paid is reasonable based on the fair market value of the Property in its current condition. The purchase agreement for the Property provides no warranties from the seller to the Property Owner as to the Property’s condition. There is a risk that we will have no recourse, or only limited recourse, against the seller if we later discover claims against the Property or defects in the condition of the Property, which decrease its fair market value. See The Company and the Cobb CC Entities – The Property, page 11. We will obtain a title insurance policy on the Property at closing which will insure us against losses due to title defects.

Risks Of Leverage; Future Financing Needs.

As described under The Company and the Cobb CC Entities – Purchase of Property and Financing, page 11, the Property Owner expects to receive significant mortgage financing. The Property Owner must make principal and interest payments on its indebtedness when due, regardless of the amount of earned income. If payments are not made by the Property Owner to creditors when due, the Property Owner may sustain a loss of its investment in the Property as a result of a foreclosure of a mortgage or the sale of the Property to satisfy a judgment obtained by an unsecured creditor. Such a foreclosure or sale could result in substantial adverse consequences to the Limited Partners, including adverse income tax consequences.

The Company Will Depend On An Affiliated Property Manager.

An affiliate of CAB, will provide property management to the Property Owner (the “Property Manager”), as property manager for all aspects of property management, including collection and handling of rents, marketing to prospective tenants, setting rental rates, payment of operating expenses, and in some cases payment of first lien debt services. The property manager will be paid depending on the profitability of the Property.

Tax Risks

To comply with Treasury Department Circular 230, you are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this memorandum and related materials is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) any such discussion is being used in connection with the promotion or marketing by us of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

The Company Is Not A Tax Shelter.

The Company is not an investment intended to produce significant tax deductions or credits to be used to offset a limited partner’s income from other sources. Accordingly, persons seeking the benefits of a “tax shelter” should not consider an investment in the Company.

No Tax Rulings.

No ruling has been requested from the Internal Revenue Service (the “IRS”) as to the tax consequences associated with an investment in the Partnership. The Company cannot be sure that the IRS will agree with all of the positions taken or to be taken by the Company on its tax returns. Moreover, we cannot be sure that the tax consequences of investing in the Company will not be significantly modified by future legislation or administrative changes or court decisions.

Risk Of Tax Liability Exceeding Cash Distributions Or Proceeds From Disposition Of Interests.

The Company will elect pursuant to treasury regulations to be classified as a partnership for federal income tax purposes, and the Company intends to file partnership income tax returns for each fiscal year allocating income, gains, losses and deductions as provided in the Partnership Agreement. Since a partnership is not a taxable entity, but rather a conduit through which taxable income or loss is passed to its partners, each limited partner will be required to pay federal income tax on his, her or its allocable share of the Company’s income, whether or not he, she or it receives cash distributions from the Company. No assurance is given that limited partners will receive cash distributions equal to their allocable share of taxable income from the Company. Further, upon the sale or other disposition of Investor Limited Partnership Interests, a limited partner may incur tax liability in excess of the amount of cash received. To the extent that a limited partner’s tax liability exceeds the amount distributed to him, her or it, or the amount he, she or it receives on the sale or other disposition of their Investor Limited Partnership Interests, they will incur an out-of-pocket expense.

Limitation On The Deduction Of Losses.

The Internal Revenue Code limits the allowance of a deduction to individuals, trusts, estates, personal corporations and certain other closely-held corporations for losses attributable to “passive activities.” Tax losses from the Company, if any, are expected to be subject to these rules. In addition, other rules restricting losses, such as the “at-risk” limitations, may apply.

Challenge To Tax Deductions.

Although it is not anticipated that an investment in the Company will provide significant tax benefits to an investor, the economic return to investors from their investment in the Company would be diminished if various tax benefits were disallowed. There can be no assurance that one or more of such anticipated tax benefits will not be challenged or disallowed, in whole or in part, by the IRS.

Review Of Tax Returns.

The IRS may audit the Company. A federal income tax audit of the Company’s information return may result in an audit of the returns of the limited partners, and such an examination could result in adjustments both to items that are related to the Partnership and to unrelated items. In addition, the tax treatment of items of partnership income, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding rather than in separate proceedings with each partner. The general partner has been designated the “tax matters partner” for the Company to serve as the primary liaison between the Company and the IRS with respect to all judicial and administrative proceedings relating to the Company. The tax matters partner may generally seek judicial review of the partnership adjustment, but there will be only one action for judicial review and except in certain narrowly defined circumstances, each partner would be bound by such action without an independent opportunity for challenge, whether or not in agreement with the actions of the tax matters partner.

Unrelated Business Taxable Income for Tax-Exempt Investors

Individual retirement accounts (“IRAs”), retirement plans and most other organizations generally exempt from U.S. federal income tax are nonetheless subject to U.S. federal income tax on any unrelated business taxable income (“UBTI”) that they earn. It is anticipated that virtually all of the income of the Company that is allocated to organizations that are exempt from federal income tax, including IRAs and other retirement plans, will be UBTI and will be taxable to them. As a result, IRA and other tax exempt limited partners may have tax return filing and tax payment obligations that they may not otherwise have. Therefore, prospective limited partners that are IRAs or otherwise tax-exempt should consult their own tax advisors before acquiring Investor Limited Partnership Interests.

U.S. Tax Obligations for Non-US Limited Partners

Non-U.S. limited partners are subject to U.S. federal income tax on income effectively connected with the conduct of a U.S. trade or business (“ECI”) and on certain types of U.S.-source non-ECI (such as dividends), unless exempted or further limited by an income tax treaty. Non-U.S. limited partners will be considered to be engaged in business in the U.S. because of their ownership of Investor Limited Partnership Interests. Furthermore, it is probable that they will be deemed to conduct such activities through permanent establishments in the U.S. within the meaning of applicable tax treaties. Consequently, non-U.S. limited partners will be required to file U.S. federal tax returns to report their share of the Company’s income, gain, loss or deduction and pay U.S. federal income tax on their share of the Company’s net income or gain in a manner similar to a taxable U.S. limited partner. Moreover, taxable income and gains that are allocated to a non-U.S. limited partner will be subject to U.S. withholding taxes.

In addition, because a non-U.S. limited partner classified as a corporation will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of the Company’s income and gain. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate limited partner is a “qualified resident.”

A non-U.S. limited partner that sells or otherwise disposes of an Investor Limited Partnership Interest will be subject to U.S. federal income tax on any gain realized from the sale or disposition to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Gain recognized by a non-U.S. person from the sale of its interest in a limited partnership that is engaged in a U.S. trade or business like the Company will be considered to be effectively connected with a U.S. trade or business. Thus, a non-U.S. limited partner’s gain from the sale or other disposition of its Investor Limited Partnership Interest will be treated as effectively connected with a non-U.S. limited partner’s indirect U.S. trade or business constituted by its investment in Investor Limited Partnership Interests. As a result, the gain will be taxable in the U.S. similar to a taxable U.S. limited partner. In addition, a non-U.S. limited partner’s proceeds from the sale or other disposition of its Investor Limited Partnership Interests will be subject to a 15% withholding tax.

The U.S. federal income tax rules applicable to a non-U.S. person who invests in a U.S. limited partnership that owns U.S. real property are complex. Therefore, prospective non-U.S. limited partners should consult their own tax advisors before acquiring Investor Limited Partnership Interests.

Other Federal Income Tax Matters.

The full tax impact of an investment in the Company will depend on circumstances peculiar to each limited partner, such as the limited partner’s sources and levels of income and the nature of his investment portfolio. Each prospective investor is urged to consult his own tax advisor in deciding whether an investment in Investor Limited Partnership Interests is an appropriate investment in his individual situation.

TERMS OF THE OFFERING

Investor Suitability Standards; Sales to Accredited Investors

The Investor Limited Partnership Interests are being sold on a “best efforts” basis by officers and employees of the General Partner and the Sponsor, who will receive no compensation for such sales, pursuant to the exemption from registration requirements of the Securities Act of 1933 (the “Securities Act”) contained in Section 4(2) of the Act and Rule 506(b) promulgated by the Securities and Exchange Commission, and coordinating state securities law exemptions. To comply with these exemptions, the Investor Limited Partnership Interests are being offered by the Company only to a limited number of persons for whom the investment would be suitable. Investment in the Investor Limited Partnership Interests is suitable only for persons who have adequate means of providing for their current needs and personal contingencies and have no need for liquidity in such an investment.

Prior to the purchase of an Investor Limited Partnership Interest, a purchaser will be required to represent that he or she meets each of the following requirements: (a) he meets the suitability requirements set forth in the Subscription Agreement; and (b) he or she is acquiring the Interests for his own account for investment and not with a view to resale or distribution or subdivision thereof. Each purchaser will be required to complete and sign a purchaser suitability questionnaire so that the Company can determine whether this investment is suitable for the purchaser. Sales will be made to accredited investors, as that term is defined in Regulation D promulgated under the Securities Act.

Rule 501 defines accredited investors to include the following:

a.	a natural person whose individual net worth, or joint net worth with that individual’s spouse or spousal equivalent (means a cohabitant occupying a relationship generally equivalent to that of a spouse) at the time of the purchase exceeds $1,000,000 excluding the value of his or her primary residence;

b.	a natural person who had an individual income in excess of $200,000 in each of the last two tax years, or joint income with the person’s spouse or spousal equivalent in excess of $300,000 in each of the last two years and who reasonably expects to reach the same income level in the current year. For purposes of this offering, individual income shall equal adjusted gross income, as reported in the investor’s federal income tax return, less any income attributable to a spouse or to property owned by the spouse, and as may be further adjusted in accordance with the rules, regulations and releases of the Commission;

c.	a natural person holding, in good standing, one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

d.	a natural person who is a “knowledgeable employee,” (means Executive Officer, director, trustee, general partner, advisory board member, or person serving in a similar capacity, of the entity or an Affiliated Management Person of the entity or an employee of the entity who, in connection with his or her regular functions or duties, participates in the investment activities) of the issuer of the securities being offered or sold where the issuer would be an investment company;

e.	an entity, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 or an entity in which all of the equity owners are persons specified in (a) and/or (b) above;

f.	a “family office” (means a company that (1) has no clients other than family clients, (2) is wholly owned by family clients and exclusively controlled by one or more family members, and (3) does not hold itself out to the public as an investment advisor) (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risk of the prospective investment; and

g.	a “family client” of a family office meeting the requirements specified in (f) above.

Limited Offering of Investor Limited Partnership Interests

Because Investor Limited Partnership Interests will be offered without registration under the Securities Act in reliance upon an exemption therefrom, a purchaser will be required to represent that he knows that the Investor Limited Partnership Interests have not been registered under the Securities Act, that he has no right to require registration under the Securities Act should he desire to resell the Interests, and that he understands that his right to transfer his Interests will be subject to restrictions in the Partnership Agreement against transfer.

Terms of Purchase and Termination of Offering

The minimum purchase for Investors in this offering will be $25,000. The maximum amount of Investor Limited Partnership Interests to be sold is $12,180,767.

Subscription Agreement

Each prospective purchaser of Investor Limited Partnership Interests must complete, execute, acknowledge and deliver to the Sponsor a subscription agreement in the form set forth as Exhibit C to this memorandum and a purchaser suitability questionnaire in the form set forth as Exhibit D to this memorandum. The subscription agreement contains powers of attorney which authorize the general partner to sign the Partnership agreement and any duly approved amendment thereto in the name and on behalf of the subscribers. By executing the subscription agreement, the subscriber is agreeing that, if the subscription agreement is accepted by the Sponsor, such subscriber will become a member of the Company and will be otherwise bound by the terms of the Partnership agreement. The Sponsor, in its sole discretion, may reject a prospective purchaser’s subscription agreement.

THE COMPANY AND THE COBB CC ENTITIES

Cobb CC Industrial Property Investors LP, is a Delaware limited partnership has no history of operations and was recently formed on May 31, 2023, for the purpose of investing in the Property Owner, and through them, the Property, as described below. CAB, in its role as sponsor, has organized the Company and the Company’s General Partner, Cobb CC Property Investors GP LLC. The General Partner is a Delaware limited liability company formed on June 15, 2023 with no history of operations. CAB owns 100% of the equity of the General Partner. The Partnership Agreement of the Company is attached to this memorandum as Exhibit B.

Project Structure

The Founding Limited Partner will invest $641,093 to acquire an approximately 5% equity interest in the Company, which is the same price per percentage interest at which Investor Limited Partnership Interests are offered, assuming the maximum offering amount is sold. See Participation in Costs and Cash Available for Distribution, page 14. The Company will also have $50,000 as a working capital reserve, a discretionary equity reserve of $1,240,000, and a capital contingency reserve of $246,110. The working capital reserve will be for day-to-day operational needs, the discretionary equity reserve will be an additional reserve for any expenses related to the Property, Company or the Cobb CC Entities as determined in the sole discretion of the General Partner. The Sponsor, may, in its sole discretion sell or assign a portion of the interest in the Company, to third parties in the form of limited partnership interests, including to one or more other parties who are not affiliated with the General Partner, or Westmount. Any such sale or assignment of interests in the Company will not affect the rights of Investor Limited Partnership Interests in the Company.

The Company will use the capital contributed by the Investor Limited Partners and the Founding Limited Partner and the Property Loan to invest in and own 100% of the equity of the Property Owner. The Property Owner will buy and operate the Property (described below). The Property Owner is a Delaware limited partnership whose general partner is also an affiliate of the Sponsor. Overall, the Property is 80% leased to 20 tenants, the park was built in 1985 and is a compromised of 196,532 square feet across five buildings of a flex office and industrial use park on 16.06 acres located in Marietta, GA. The Property Owner will manage the Property for the benefit of the Company, distributing all net cash available for distribution of its operations (after payment of operating expenses, reserves and debt service) to the Company.

The Property

The Cobb Corporate Center consists of a five-building, 196,532 square foot flex office and industrial park on 16.06 acres located in Marietta, GA, built in 1985.

The Property is being purchased on an “As Is,” “Where Is,” basis and “With all Faults.” That is, the seller is making no representations or warranties about the current condition of the Property or its suitability for its current and intended use as a flex-use space. We must rely on our own judgment about the Property’s condition and cannot rely on information about it from the seller. The Company will bear the economic risks, including risk of loss of income or value, if undisclosed defects are discovered after the purchase of the Property. Specifically, the seller is making no representations on which the Property Owner can rely after the sale about:

•	The Property’s condition or state of repair;

•	Compliance or non-compliance with applicable laws, regulations or ordinances (including, without limitation, applicable zoning, building, handicapped accessibility, or development laws, codes, rules and regulations and its habitability);

•	The manner or quality of construction or materials on the Property;

•	The suitability of the Property for any and all activities to be conducted on it;

•	The value, expense of operation of income potential of the Property; or

•	Any other fact or condition which has or might affect the Property or its condition; or whether the Property contains asbestos or any other harmful, hazardous or toxic substances.

We have conducted our own due diligence inspections and review of the Property and believe that the price being paid for it by the Property Owner represents its fair value. The Investment Memorandum discusses the Property and our plans for it in detail.

Purchase of Property and Financing

The Property Owner will enter into loan agreements for the amount of approximately $15,000,000 at closing to purchase the Property and will obtain future funding in the amount of approximately $2,000,000 (the “Property Loan”) for capital improvements with an unaffiliated commercial lender. The overview of the Property Loan can be found on page 12 of the investment memorandum (the “IM”) included in the investor documentation package. The loan term is 5 years and will be payable interest only for 2 years at a fixed interest rate of 6.07% with a loan to value of approximately 59% and a final payment of all unpaid principal plus accrued interest at maturity. See Sources and Uses of Funds – Fees, Compensation and Expenses , page 13.

Prior to the maturation of the Property Loan we will either refinance the Property Loan and continue to hold the Property, or sell the Property, liquidate the Company, repay the Property Loan and all other obligations, and distribute the liquidation proceeds to investors. We reserve the right to determine, at our discretion, to make this determination based on our assessment of prevailing market conditions. The Company might also consider a merger or similar transaction as part of a combination in which investors would receive interests in another company in exchange for their interest in the Company.

The Property Owner will be required to pay certain fees in connection with seeking and obtaining the Property Loans, including the lender’s due diligence fees and origination fees. See Sources and Uses of Funds – Fees, Compensation and Expenses, page 13.

In connection with the Property Loan, the Property Owner and the ultimate beneficial owner of its General Partner, Clifford A. Booth will be required to execute loan guarantees and will become personally liable (jointly and severally) for standard exceptions to non-recourse liability and for environmental compliance and violations. Limited Partners will not be personally liable for the loan obligations.

The Partnership Agreement governing the operation of the Property Owner bears restrictions on the operation of the Property Owner, including restrictions on the ability to incur additional debt, while the loan is outstanding.

Property Manager

We intend to hire an affiliate of the Sponsor (the “Property Manager”), that will help manage the Property for the Property Owner. The Property Owner will initially pay a monthly property management fee equal to 4.0% of effective gross income from the Property.

SOURCES AND USES OF FUNDS

The proceeds of this offering to be received from Investor Limited Partnership Interests to be sold is $12,180,767 or approximately 95% of the Company’s initial capital. In addition, the Founding Limited Partner will invest $641,093. The initial equity of the Company is expected to be $12,821,860. The Company expects to invest funds from all investors and from the acquisition loan as follows:

	Amount	Percent
Sources of Funds

Project Equity	$12,821,860	43.00%
Initial Loan Funding	15,000,000	50.30%
Future Loan Funding	2,000,000	6.70%
Total Sources of Funds	$29,821,860	100.00%

Uses of Funds
Acquisition Price	$25,400,000	85.17%
Due Diligence	276,750	0.93%
Capital Contingency	246,110	0.83%
Working Capital	50,000	0.17%
Acquisition Fee	381,000	1.28%
Capital Markets Fee	100,000	0.34%
Engineering Fee	35,000	0.12%
Data Services Fee	5,000	0.02%
Financing Costs	88,000	0.30%
Discretionary Equity Reserves	1,240,000	4.16%
Loan Funding for Capex	2,000,000	6.71%
Total Uses of Funds	$29,821,860	100.00%

FEES, COMPENSATION AND EXPENSES

The following table summarizes all of the compensation and fees that we pay to the general partner and its affiliates (including our sponsor), including amounts to reimburse their costs in providing services.

Organizational Stage
Acquisition Fee	The Property Owner will pay an acquisition fee to the Sponsor and its affiliates of $381,000 in connection with the purchase of the Property.
Acquisition Expenses	The Property Owner will reimburse the Sponsor for its actual expenses incurred in connection with organizing the property owner, conducting due diligence and expenses of obtaining the loan, including lender’s legal, accounting and due diligence fees and loan closing costs.

Capital Markets Fee Engineering Fee Data Services Fee

The Property Owner will pay the Sponsor and its affiliates a capital markets fee of $100,000.

The Property Owner will pay the Sponsor and its affiliates an engineering assessment fee of $35,000.

The Property Owner will pay the Sponsor and its affiliates a data services fee of $5,000.

Operational and Liquidation Stage
Property Management Fee	The Property Owner will initially pay Westmount a monthly property management fee equal to 4.0% of effective gross income from the Property.
Asset Management Fee	An asset management fee of 0.30% of total initial capitalization from the Property, paid quarterly.
Administration Fee	An administration fee of $50,000 per year growing at 3% each year from the Property.
Construction Management Fee	A fee of 5% of total project hard costs from the Property.

PARTICIPATION IN COSTS AND CASH AVAILABLE FOR DISTRIBUTION

The General Partner will distribute cash available for distribution from partnership operations to limited partners at least quarterly from cash available for distribution, after paying all partnership expenses and withholding cash reserves which are, in the judgment of the General Partner required for contingencies and future operations. Total cash available for distribution will (with exceptions for liquidating distributions, additional capital calls, withholding and tax adjustments) be paid to the Investor Limited Partners as follows:

o	to the Limited Partners (ratably among such persons based upon the Percentage Interests held by each such person immediately prior to such distribution), until such person has received distributions equal to a cumulative, non-compounded preferred return of 9% per annum with respect to each such person’s Percentage Interests; then

o	to the Limited Partners (ratably among such persons based upon the Percentage Interests held by each such person immediately prior to such distribution), until such person has cumulatively received distributions equal to the person’s Capital Contributions; then

o	75% to the Investor Limited Partners and 25% to the Founding Limited Partner (ratably among such Limited Partners based upon the Percentage Interests held by each such person immediately prior to such distribution) until the Investor Limited Partners have received cumulative returns equal to an IRR of 15%; and thereafter

o	60% to the Investor Limited Partners and 40% to the Founding Limited Partner (ratably among such Limited Partners based upon the Percentage Interests held by each such person immediately prior to such distribution).

The “Promotional Interest” is that portion of the cash flows in excess of (1) the return of invested capital, (2) a preferred return of 9% and (3) a non-promoted pro-rata share of additional proceeds (as earned by any Westmount affiliate) in excess of the profits and distributions as described herein.

The General Partner will not acquire an economic interest in the Company and will not participate in costs or revenues.

Assessments—Capital Call

The Property Owner Limited Partnership Agreement allows the General Partner of the Property Owner to request additional capital contributions from its limited partners, including the Investor Limited Partners if the Property Owner’s General Partner determines that additional funds are needed by the Property Owner to pay certain necessary costs. If the General Partner determines that the Company requires additional capital contributions to meet calls for additional capital contributions from the Property Owner, or the revenues of the Partnership plus any other sources of funds available to the Partnership are insufficient to pay the expenses and obligations of the Partnership, the General Partner may request payment by the Limited Partners of additional capital contributions to be used for such purposes (“Assessments”). Limited Partners must pay any such Assessments within seven (7) days after receipt of a notice of the Assessment from the General Partner or be subject to the noncontributory provisions described therein and summarized below.

Only the General Partner can request that Assessments be paid to the Company. No creditor of the Company or other third party shall have any beneficial interest in the Assessment contained in the Partnership Agreement or any other right to cause the General Partner or the Company to make any Assessment.

If a Limited Partner fails to timely pay an Assessment, the General Partner has several remedies available to it, including:

•	contributing the amount of the unpaid Assessment and receive the noncontributing partner’s share of cash available for distribution until up to 150% of the unpaid Assessment has been satisfied;

•	making a loan to pay the unpaid Assessment, secured by the noncontributing partner’s interest in the Company, and receiving interest at an annual rate of the lesser of the maximum rate allowed by law at the time of such loan or 15% per annum, to be paid out of the noncontributing partner’s share of distributions until the loan principal and interest has been repaid;

•	allowing other persons, including other Limited Partners, to make a similar loan on similar terms, also secured by the noncontributing partner’s interest in the Company. See Section 3.2 of the Partnership Agreement.

MANAGEMENT

Our Sponsor, CAB, is an affiliate of Westmount Realty Capital LLC (“Westmount”). CAB sponsors private real estate investment opportunities for investors. These opportunities typically involve investment or co-investment in a specific real estate investment project to be developed and managed by a third party.

Westmount is a time-tested, privately held, Dallas-based commercial real estate company that has achieved exceptional performance, with a core team in place, for more than 30 years. Westmount is seen as an innovator and leading edge company in the industry and is a relationship-driven trusted operating partner of numerous U.S. and foreign institutional and private capital sources. The Company is active nationally, specializing in value add and opportunistic investments, and has navigated successfully through multiple market cycles.

The General Partner will not make an investment in the Company and will not receive any of the distributions or revenues of the Company, other than reimbursement of its direct expenses incurred on behalf of the Company. The General Partner is not expected to have any employees of its own but will rely on the Sponsor to provide the manpower and expertise to operate the Company.

The Company will not have employees and will depend on the Sponsor and its affiliates to manage the Company and the Cobb CC Entities.

For additional information, contact www.westmountrc.com.

Control Person and Executive Management of the Sponsor

Clifford A. Booth, Brant Brown and Barbara Georgakis comprise Westmount’s and the Sponsor’s executive management team. They will be primarily responsible for making management decisions concerning the General Partner.

Clifford A. Booth is President of CAB and the founder and Chairman of Westmount. Mr. Booth has a B.A. with Honors in political science from McGill University (Montreal) and an MSc in economics from the London School of Economics. He serves as Governor/Council Member of the Urban Land Institute.

Brant Brown is responsible for the day-to-day operations of Westmount. He has considerable experience leading financial operations and working to safeguard investor interests. Areas of specific focus are structured finance and accounting, capital markets, investor relations, information technology, marketing, and corporate governance and planning. Brant is Chair of Westmount’s Operating Committee as well as a member of the Investment Committee.

Barbara Georgakis oversees and manages all corporate financial and accounting functions for Westmount.  She is a Certified Public Accountant with over 30 years of experience.  Prior to joining Westmount, Barbara held positions as the Controller for Harwood International and an Accounting Manager at JPMorgan Chase & Co.

CONFLICTS OF INTEREST AND RELATED TRANSACTIONS

Our contemplated activities will involve decisions by the general partner on behalf of the Company and investors, and such decisions will lack the benefit of arm’s length bargaining and will necessarily involve conflicts of interest. Most of the areas of conflicts of interest which are described below are not uncommon in the realm of real estate syndications.

The Management’s Other Activities. Westmount and its key personnel actively engage in real estate acquisitions, sales, management and development separate from the Company. Westmount and its key personnel do not expect to devote full time to the management of the Company’s activities and may engage in other competing real estate activities as well. Westmount and its key personnel will be principals or otherwise involved in other limited liability companies, partnerships, or businesses in competition with the Company. If an investment opportunity is given to another fund or client, the management will be exonerated from any and all liability.

Other Limited Liability Companies, Partnerships or Businesses. Westmount and its key personnel may be principals in other limited liability companies, partnerships or businesses in direct competition with the Company. Westmount and its affiliates may also engage in other business ventures similar to that of the Company or otherwise, and neither the Company nor any investor shall be entitled to any interests therein. As a result of these other responsibilities, Westmount may devote only as much time to the Company as is reasonably required, and may have conflicts of interest when allocating management time, services and functions between the Company, other existing companies and any future businesses in which it may be involved. At the present time, Westmount believes it has sufficient time and staff to be fully capable of handling all responsibilities in connection with the Company and its operations.

Independent Decisions by the Company. Westmount decided on substantially all of the terms of this offering prior to the formation of the Company. These terms were not negotiated with the investors and may be deemed to have been entered without the benefit of an arms-length negotiation.

Due Diligence. Under federal and state securities laws, a selling agent may be expected to perform certain procedures to ensure that the information furnished in this memorandum is accurate and complete. Since there is no independent selling agent, the Sponsor will be selling the Investor Limited Partnership Interests itself, and no such “due diligence” investigation will be independently performed.

Resolution of Conflicts of Interest. Westmount has not developed any formal process for resolving conflicts of interest with respect to conflicts that may arise between it or its affiliates, on the one hand, and the Company or any member, on the other hand. Section 5.5 of the Partnership Agreement requires that transactions between the Company and the General Partner and its affiliates must be on terms no less favorable than can be obtained from independent third parties.

FIDUCIARY RESPONSIBILITY

The General Partner is accountable to the Company as a fiduciary and consequently must exercise good faith and integrity in handling Company affairs. Where the question has arisen, some courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership (a partnership derivative action), to recover damages from third parties. Certain cases decided by Federal courts may also be construed to support the right of a limited partner to bring such actions under the Securities and Exchange Commission’s Rule 10b-5 for the recovery of damages resulting from a breach by a general partner of his fiduciary duty involving fraud, deception or manipulation in connection with the purchase or sale of Investor Limited Partnership Interests.

The liability of the General Partner to the Company or Limited Partners is limited to acts or omissions amounting to fraud, deceit or willful misconduct or gross negligence, because provision has been made in the Partnership Agreement for indemnification of the general partner and its affiliates. Therefore, purchasers of the Investor Limited Partnership Interests may have a more limited right of action than they would have absent the limitation in the Partnership Agreement. The Partnership Agreement provides for indemnification of the general partner by the Company for liabilities which they incur in dealings with third parties on behalf of the Company.

It should be noted that the foregoing summary describing in general terms the remedies available under state and federal law to limited partners for breach of fiduciary duty by a general partner is not based on any exhaustive review or well researched analysis of the statutes, rules and decisions and that this may be a rapidly developing and changing area of the law. Therefore, Limited Partners who believe that a breach of fiduciary duty by the general partner has occurred should consult their own counsel as to the evaluation of the status of the law at such time.

In instances where the General Partner perceives that its actions may involve a conflict of interest and may be viewed as detrimental to the Partnership and its Partners, the general partner may seek independent advice from outside counsel or an independent investment banking firm on its fiduciary responsibilities prior to taking such actions.

Notwithstanding the fiduciary relationship, the General Partner has broad discretionary powers to manage the affairs of the Company under the terms of the Partnership Agreement and under Delaware law. Generally, actions taken by the General Partner are not subject to vote or review by the Limited Partners, except to the limited extent provided in the Partnership Agreement and under Delaware law.

SUMMARY OF THE PARTNERSHIP AGREEMENT

You should read and familiarize yourself with the Partnership Agreement, which appears as Exhibit B to the memorandum. The following statements fairly summarize certain provisions of the Partnership Agreement, but they do not purport to be a complete description and are qualified in their entirety by express reference to the Partnership Agreement.

Nature of the Company

The Company is a limited partnership formed pursuant to Delaware law. Except as otherwise provided by state law, the liability of each Limited Partner is limited to the amount of their Capital Contributions to the Company and any undistributed share of the profits of the Company that from time to time may be credited to such Limited Partner’s account. Unlike the General Partner, who is liable for all obligations of the Company, the Limited Partners, including the Investor Limited Partners, will have no personal liability to third parties, to the Company, or to other Partners. However, the General Partner may require the Limited Partners to make additional Capital Contributions to pay for obligations of the Property Owner and for other necessary expenses of the Company. See Section 3.2 of the Partnership Agreement and Capital Contributions; Additional Capital Contributions, below. The General Partner shall not have any personal liability for the repayment of the Capital Contribution of any Limited Partner, and Limited Partners have no right to demand repayment of their Capital Contributions. See Section 3.4 the Partnership Agreement.

Capital Contributions; Additional Capital Contributions

No Limited Partner will be allowed to make an additional Capital Contribution to the Company unless all Limited Partners are allowed to participate in making additional Capital Contributions, pro rata based on their percentage ownership interest in the Company. See Section 3.2 of the Partnership Agreement.

The Company has the right to request Limited Partners to make assessments in order to pay for capital calls from the Property Owner and for other necessary expenses. See Participation in Costs and Cash Available for Distribution – Assessments, page 14, and Section 3.2 of the Partnership Agreement.

Control of Operations of the Company

The powers vested in the General Partner under the Partnership Agreement are broad. Generally, the General Partner has full, exclusive, and complete responsibility and discretion in the management and control of the Company, and the Limited Partners will have no authority to transact business for, or participate in, the management activities and decisions of the Company. Taking certain material actions relating to an insolvency event requires the unanimous consent of the independent manager of the General Partner, in addition to the Partners. See Sections 5.1 and 5.2 of the Partnership Agreement.

Division of Income, Profit, Losses and Distributions

All profits, losses, and other items of the Company will be allocated among the Partners in the manner described in Article IV of the Partnership Agreement. See Participation in Costs and Cash Available for Distribution, page 14. Under Section 4.2 of the Partnership Agreement, available cash funds of the Company shall be distributed only to the extent that the same are not needed, in the judgment of the General Partner, for paying expenses, charges or debts of the Company or for other Company purposes. The General Partner has the sole discretion to determine the amount and timing of cash reserves retained for the Company’s business to provide for unanticipated, unforeseen, or contingent expenditures or liabilities of the Company (including reserves for capital improvements and additions) and the amount of the Company Assets which will be reinvested in the Company. Distributions upon liquidation of the Company will be made in the manner described in Section 13.4 of the Partnership Agreement.

Limited Transferability of Interests

The Investor Limited Partnership Interests are subject to restrictions upon transfer. The Interests may not be sold, transferred or assigned, in whole or in part, unless the General Partner consents in writing to such sale, transfer or assignment. For as long as the Property Loan is outstanding, no additional Partner may be admitted to the Partnership unless certain conditions are satisfied. No transfer of any Limited Partner’s Interest although otherwise valid, shall be recognized by the Company until the transferee has agreed in writing to be bound by the terms of the Partnership Agreement. No sale, assignment, transfer, exchange or other disposition of an Interest or any portion thereof, including the rights to distributions, may be made if, in the reasonable opinion of counsel to the Company, such assignment, sale, transfer, exchange or other disposition would require registration of such Interest with the Securities and Exchange Commission or a state securities agency and such registration has not been made. Under no circumstances shall the Company be required to obtain such registration. See Section 10.4 of the Partnership Agreement.

Investor Limited Partnership Interests may be transferred in permitted transfers without advance consent of the General Partner to (a) any member of the Limited Partner’s immediate family, (b) a trust or trusts for the benefit of any member of the Limited Partner’s immediate family, (c) a corporation, limited liability company, partnership or other entity in which the Limited Partner or his immediate family owns fifty percent (50%) or more of the equity interests of such entity, or (d) a charitable organization as referred to in Section 501(c)(3) of the Internal Revenue Code, provided that such transfer is gratuitous in nature and furthers such Limited Partner’s Federal income or estate tax planning objectives. See Section 10.3 of the Partnership Agreement.

Dissolution and Liquidation

The Company will dissolve if:

•	The General Partner and a Majority-in-Interest of the Limited Partners vote or consent to wind up and terminate the Company;

•	An event occurs which requires a termination of the Company under the Code (other than the withdrawal of a General Partner that is not the sole remaining General Partner);

•	An event occurs that makes it illegal for all or substantially all of the Company business to be continued;

•	A General Partner or its successor dies, dissolves, becomes unqualified or insane, unless the business of the Company is continued by a remaining General Partner or successor General Partner;

•	A single partner acquires all of the Company’s Partnership Interest; or

•	All or substantially all of the Company’s property is sold or liquidated.

If the Company is dissolved, it will be wound up and a liquidator, which may be the General Partner of its affiliate, will undertake to liquidate Company assets as promptly as commercially reasonable unless an immediate sale of all or part of the assets would cause undue loss to the Company, in which event the liquidation may be deferred for a reasonable time except as to those assets necessary to satisfy the Company debts. The proceeds from such liquidation will be distributed to the Partners in the manner described in the Partnership Agreement. See Article XIII of the Partnership Agreement.

Merger or Business Combination

A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company and the issuance of securities of an entity that is created or would survive after the successful completion of a roll-up transaction. Section 2.10 of the Partnership Agreement permits the Company to merge with, or consolidate into, one or more other business entities, or (b) convert to another form of business entity, with the approval of the General Partner and a Majority-in-Interest of the Partners. The Company might consider a merger or similar transaction as part of a roll-up in which investors would receive interests in another company in exchange for their interest in the Company.

Limits of Liability and Indemnification of General Partner

The Partnership Agreement provides that the General Partner shall have no liability to the Limited Partners for loss of or damage to the Company resulting from an act or omission of the General Partner in the absence of its gross negligence, fraud, deceit, or willful misconduct, and that the Company will fully indemnify the General Partner from any liability arising out of such act or omission. See Article VI of the Partnership Agreement.

Financial Information, Audit and Tax Matters

The General Partner will maintain the Company books and records at the principal place of business of the Company. Each Limited Partner, at his own expense and at all reasonable times during regular office hours, has the right to access to such books and records for the purpose of inspecting and copying same. Each Limited Partner at his sole expense has the right to engage a certified public accounting firm of said Limited Partner’s choice to conduct an audit of the Company’s books and records. After the end of each year, the Company is required to furnish each Limited Partner all necessary federal income tax reporting information relating to his Partnership Interest not later than the date (including extensions) for filing the Partnership’s tax return with the Internal Revenue Service. See Section 7.1 and 7.4 of the Partnership Agreement.

Removal of the General Partner

The General Partner may be removed only for cause by a majority-in-interest of the Limited Partners; provided, that the Initial General Partner cannot be removed without the Initial General Partner’s consent and the satisfaction of the requirements under the Recourse Obligations for so long as Mr. Booth and his affiliates are guarantors of the Recourse Obligations of the Company. See Section 12.2 of the Partnership Agreement.

Amendments to the Partnership Agreement

A majority-in-interest of the Limited Partners may amend the Partnership Agreement in any respect, except that no amendment may adversely affect the rights of any Partner without the adversely affected Partner’s approval. The General Partner also may adopt certain amendments without the approval of any Limited Partner. No amendment of the Agreement may change the requirements under this Agreement for approving any action without the approval of the Partners holding an aggregate Percentage Interest required to approve the Action. See Section 15.1 of the Partnership Agreement.

Limited Activities

For as long as the Property Loan is outstanding, the Partnership Agreement restricts the Company and its General Partner and its affiliates from engaging in activities not related to the Company’s ownership of the Property Owner. The Company may also however, engage in activities be competitive with the Company or otherwise, without their being in violation of any fiduciary relationship with the Company or its Partners. See Section 5.5(b) of the Partnership Agreement.

[End of Document]

LIMITED PARTNERSHIP AGREEMENT

OF

Cobb CC Industrial Property Investors LP

a Delaware Limited Partnership

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED ABSENT SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE TRANSFER OF PARTNERSHIP INTERESTS IS FURTHER RESTRICTED BY ARTICLE X OF THIS AGREEMENT.

LIMITED PARTNERSHIP AGREEMENT
OF
Cobb CC Industrial Property Investors LP

This limited partnership agreement (this “Agreement”) is entered into and effective as of the formation date of the Partnership as provided in the Recitals (the “Effective Date”), by the persons identified on the signature page(s) hereof.

RECITALS

A.             The Partnership was formed pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware effective as of May 31, 2023.

B.              The parties desire to form a limited partnership pursuant to this Agreement and the Act.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1.            Defined Terms

The following definitions and the definitions set forth in Appendix A to this Agreement apply to the terms used in this Agreement for all purposes.

“Act” means the Delaware Limited Liability Company Act, as amended, modified or replaced from time to time.

“Additional Capital Contribution” means the sum of cash and the Fair Value of any property contributed to the Partnership with respect to a Partnership Interest as permitted under this Agreement, but does not include an Initial Capital Contribution.

“Additional General Partner” means a person who is admitted to the Partnership as a General Partner pursuant to Section 11.4 after the Effective Date.

“Additional Limited Partner” means a person who acquires a Partnership Interest from the Partnership and is admitted to the Partnership as a Limited Partner pursuant to Section 11.2 after the Effective Date.

“Affiliate” means a person who directly or indirectly controls, is controlled by, or is under common control with the person in question.

“Agreement” means this Agreement, as it may be amended, supplemented or restated from time to time.

“Assessments” is defined in Section 3.2(b).

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

“Assignee” means (a) a person to whom a Partnership Interest has been transferred by a Partner or Assignee in a Permitted Transfer, or in a Prohibited Transfer that the Partnership is required by law to recognize, but who has not become a Partner, and (b) a former Partner as described in Section 12.4.

“Benefit Plan Investor” means each of the following: (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA; (b) a “plan” within the meaning of and subject to Section 4975 of the I.R.C.; or (c) any person or entity whose assets are deemed to include the assets of any such "employee benefit plan" or "plan" under the Plan Assets Rules or otherwise for purposes of Section 406 of ERISA or Section 4975 of the I.R.C..

“Capital Account” is defined in Appendix A of this Agreement.

“Capital Contribution” means the sum of the Initial Capital Contribution and Additional Capital Contributions, if any, with respect to a Partnership Interest.

“Certificate of Formation” means the certificate of formation filed with respect to the Partnership as provided in Section 2.1, as such certificate may be corrected, amended, or restated.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

“Damages” means any expense or loss (including any court costs, judgment or settlement payment, penalty, fine, tax, and reasonable attorney’s fees or other dispute resolution costs) paid or incurred in connection with or as a consequence of any Proceeding, including those based on remedies being exercised as to a Guaranteeing Partner /Affiliate that has executed a Recourse Loan Document, net of any insurance or other recoveries received by the Indemnified Person with respect to the foregoing.

“Defaulting Partner” is defined in Section 3.2(c).

“Default Contribution” is defined in Section 3.2(c)(ii)).

“Default Loan” is defined in Section 3.2(c)(iii).

“Distributable Cash” means the cash and cash equivalents held by the Partnership (determined in accordance with its accounting policies for reporting cash flows), less any amount that the General Partner determines should be retained for the reasonable current and future needs of the Partnership business.

“Effective Date” means the effective date the Certificate of Formation first become effective as specified in Section 2.4.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended from time to time.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

“ERISA Partner” means any Limited Partner that is a Benefit Plan Investor and any other Limited Partner to the extent that the General Partner has agreed to treat such Limited Partner as an ERISA Partner.

“Fair Value” means, with respect to an asset, its Fair Value determined according to Article XIV.

“Formation Date” means the effective date of the original Certificate of Formation of the Partnership.

“Founding Limited Partner” means Cobb CC Industrial Acquisition LP, a Texas limited partnership, any other person identified as a Founding Limited Partner on Exhibit A, and any other person who becomes a Founding Limited Partner of the Partnership pursuant to this Agreement, in each case in such person’s capacity as a Limited Partner.

“General Partner” means any person identified as a general partner on Exhibit A, and any other person who becomes a general partner of the Partnership pursuant to this Agreement, in each case in such person’s capacity as a general partner of the Partnership and for the period that such person has such capacity. If there is more than one General Partner, references in this Agreement to “the General Partner” mean the General Partner designated by the consent of all General Partners to serve as “the General Partner” for purposes of such provision, or in the absence of such a designation, all General Partners collectively.

“General Partnership Interest” means a Partnership Interest held by a General Partner in its capacity as such.

“Guaranteeing Partner/Affiliate” means any person who is a guarantor or an indemnitor of or a third party pledger with respect to any obligations of the Partnership, including, without limitation, the Loan or otherwise has personal liability for such obligations, including, without limitation, any person who enters into and executes one or more Recourse Loan Documents.

“Indemnified Person” means (a) a Partner or Assignee (including a Guaranteeing Partner/Affiliate); (b) a General Partner, (c) a Liquidator (if any); (d) any Affiliate of the Partnership, a Partner or Assignee, a General Partner, or a Liquidator; and (e) any governing person, officer, employee, agent, or owner of the Partnership (including a person acting as the Tax Matters Partner), a Partner or Assignee, a General Partner, a Liquidator, or any Affiliate of any of the foregoing. A person is an Indemnified Person whether or not such person has the status required to be an Indemnified Person at the time any Proceeding is made or maintained as described in Article VI or at the time any amendment to this Agreement is proposed under Section 15.1, provided such person had the status required to be an Indemnified Person at the time of the relevant actions referenced in the Proceeding.

“Index Rate” means the Federal Funds Rate.

“Initial Capital Contribution” means the sum of any cash and the Fair Value of any property contributed to the Partnership by a Partner with respect to a Partnership Interest in connection with the original issuance of the Partnership Interests by the Partnership.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

“Initial General Partner” is defined in Section 5.1(c).

“Internal Rate of Return: or “IRR” means, the rate, determined as set forth herein, which will discount distributions when made to an Investor Limited Partner by the Partnership under Section 4.2. For purposes of the foregoing, as specified Internal Rate of Return (the “Applicable IRR”) shall be deemed to have been attained as of any date that (i) the sum of the separate present values of each such distribution made to the Limited Partner, when discounted to their present values as of the date of such Capital Contributions made by such Limited Partner, using a discount rate equal to the Applicable IRR is equal to (ii) the sum of the separate present values of each such Capital Contribution made to the Partnership by such Limited Partner, when discounted to their present values as of the date of such Capital Contributions made by such Limited Partner, using the XIRR function in the English Version of MS Excel 2003 or any other program approved by the Manager (provided it achieves substantially the same result) shall be used to calculate whether an Applicable IRR is obtained, and the present value shall be determined using daily cash flows. The Internal Rate of Return with respect so any Limited Partner shall be deemed to include any amount paid or received by any predecessor in interest of a Limited Partner.

“Investor Limited Partner” means any person identified as an investor limited partner on Exhibit A, and any other person who becomes an Investor Limited Partner of the Partnership pursuant to this Agreement, in each case in such person’s capacity as a Limited Partner.

“I.R.C.” means the Internal Revenue Code of 1986 as amended.

“Lender” means PPM America, Inc., as the lender of the Loan, and each successor in ownership of such indebtedness.

“Limited Partner” means the Founding Limited Partner and any Investor Limited Partner.

“Limited Partnership Interest” (or Limited Partner Interest) means a Founding Limited Partnership Interest or an Investor Limited Partnership Interest held by a Limited Partner in its capacity as such.

“Liquidator” is defined in Section 13.2(b).

“Loan” means the loan by Lender to the Property Owner for the acquisition of the Property which loans is, or will be, secured by first liens on the Property.

“Loan Agreement” means those certain loan agreements between each of the Property Owners and Lender, as applicable, dated as of the date hereof.

“Majority-in-Interest” means one or more Partners owning collectively more than 50% of the Percentage Interests owned by all Partners entitled to vote on the particular issue.

“Mandatory Distribution” means any distribution that a Partner is entitled to receive and as to which the Partner has attained the status of a creditor under the Act.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

“Operating Agreements” means the following agreements to be entered into in connection with the execution of this Agreement:

•	Limited Partnership Agreement of the Property Owner; and

•	Any Recourse Loan Documents entered by a Guaranteeing Partner/Affiliate.

“Partner” means a General Partner or Limited Partner of the Partnership.

“Partnership” means the limited partnership formed pursuant to the Certificate of Formation.

“Partnership Interest” means a Partner’s or Assignee’s economic interest in the Partnership. The term includes the Partner’s or Assignee’s right to receive allocations of profits and losses and distributions as described in Article IV, and other rights and obligations under this Agreement or the Act of an Assignee who has not been admitted as a Partner, but does not include any right to participate in management or any other right reserved under this Agreement or the Act exclusively to a Partner.

“Partnership Representative” is defined in Section 8.5(a).

“Percentage Interest” means, as to any Partner or Assignee, the percentage interest set forth on Exhibit A.

“Permitted Transfer” means any transfer of a Partnership Interest that is described in Section 10.2 (relating to transfer of a General Partnership Interest or Section 10.3 (relating to transfer of a Limited Partnership Interest).

“Plan Asset Rules” means the Department of Labor regulation 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as modified or amended from time to time.

“Preferred Return” means an amount equal to nine percent (9%) per annum return, accumulating but not compounding, on a Partner’s undistributed Capital Contributions as of the date of such calculation.

“Proceeding” means (a) any threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative; (b) an appeal of any such proceeding; and (c) an inquiry or investigation that could lead to any such proceeding.

“Prohibited Transfer” means any transfer of a Partnership Interest that is not a Permitted Transfer.

“Property” means the certain real property and improvements to be known as Cobb Corporate Center, a five building, commercial-use property located at 350-450 Franklin Gateway, Marietta, Georgia.

“Property Owner” means Cobb CC Industrial Property LP, a Delaware limited partnership.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

“Recourse Loan Document” means any guaranty, indemnity or other similar personal recourse document that a Guaranteeing Partner/Affiliate executes in connection with the Loan or other financing by the Partnership or the Property Owner.

“Recourse Obligations” means the obligations of a Guaranteeing Partner/Affiliate in such capacity.

“Substituted Partner” means a person who is admitted as a Partner pursuant to Section 11.1 with respect to the transfer of an existing Partnership Interest.

“Treasury Regulations” means the Treasury regulations promulgated under the I.R.C.

“Unpaid Assessment” is defined in Section 3.2(c).

1.2.            Usage.

In this Agreement, unless a clear contrary intention appears:

(a)             the singular number includes the plural number and vice versa;

(b)             reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

(c)             reference to any gender includes the other gender and the neuter;

(d)             reference to any agreement or other document means such agreement or other document as amended or modified and in effect from time to time;

(e)            reference to any statute, regulation, or other legal requirement means such legal requirement as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any legal requirement means that provision of such legal requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision;

(f)            “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other provision hereof;

(g)            “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(h)            “or” is used in the inclusive sense of “and/or”;

(i)              with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(j)              references to agreements or other documents refer as well to all addenda, exhibits, schedules, or amendments thereto.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

ARTICLE II
ORGANIZATIONAL MATTERS

2.1.            Formation.

The Partnership has been organized as a Delaware limited partnership by the filing of a Certificate of Limited Partnership (the "Certificate") under and pursuant to the Act effective as of May 31, 2023.

2.2.            Name.

The Partnership’s name is as set forth in the Certificate of Formation. The General Partner may change the Partnership name at any time and from time to time without the approval of any other Partner by filing a certificate of amendment. The General Partner shall provide notice of the change to all Partners. The Partnership’s business may be conducted under its name and/or any other name or names deemed advisable by the General Partner. The General Partner shall cause to be executed and filed of record all assumed or fictitious name certificates for the Partnership as are required by law.

2.3.            Registered Office and Agent; Principal Office.

(a)             The street address of the initial registered office of the Partnership in Delaware and the name of the initial registered agent of the Partnership are as set forth in the Certificate of Formation. The General Partner may change the Partnership’s registered office or registered agent at any time by filing a Change of Registered Agent and/or Registered Office as provided in the Act. The General Partner shall provide notice of the change to all Partners.

(b)             The address of the principal office of the Partnership in the United States where records are to be kept or made available shall be as determined by the General Partner. The General Partner may change the Partnership’s principal office in the United States at any time upon notice to the Partners. The Partnership shall keep at its registered office and make available to a Partner on reasonable request the street address of the Partnership’s principal office in the United States.

2.4.            Term.

The Partnership will commence on the date of the Certificate of Formation takes effect as provided in the Act. The Partnership will continue until terminated in accordance with ARTICLE XIII.

2.5.            Purposes.

The business and purposes of the Partnership are to:

(a)            acquire, own, hold and manage one hundred percent of the limited partnership interest in the Property Owner, enter into the Recourse Loan Documents and any documents ancillary thereto (including all documents and certificates contemplated thereby or delivered in connection therewith) and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing and pledge its interest in the Property Owner in connection with the Loan;

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(b)            engage in any lawful act or activity and to exercising any powers permitted to limited partnerships organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes; and

(c)            The Partnership is hereby authorized to execute, deliver and perform, and the General Partner on behalf of the Partnership is hereby authorized to execute and deliver, all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Limited Partner notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the General Partner to enter into other agreements on behalf of the Partnership.

2.6.            Powers.

Subject to any limitations in this Agreement, the Partnership may exercise the power to do any and all acts reasonably related to its purposes.

2.7.            Partnership Property.

(a)             All Partnership property shall be owned in the name of the Partnership and not in the name of any Partner. No Partner or Assignee will have any interest in such Partnership property solely by reason of the Partner’s status as a Partner.

(b)             The General Partner shall deposit or invest all funds of the Partnership in an account or accounts in the name of the Partnership. No funds other than the funds of the Partnership may be deposited therein. The funds in such accounts shall be used exclusively for the business of the Partnership (including distributions to the Partners) and may be withdrawn only by persons approved by the General Partner.

2.8.            Consent to Admission of Initial Partners.

Each person executing or treated as executing this Agreement as an initial Partner in the Partnership consents to the admission as partners in the Partnership of all other persons who execute, or are treated as executing this Agreement, as an initial partner of the Partnership.

2.9.            Status of General Partner and Limited Partners.

Except as otherwise provided by this Agreement, each General Partner has the status, rights, and obligations of a general partner in a limited partnership as set forth in the Act, and each Partner has the status, rights, and obligations of a limited partner in a limited partnership as set forth in the Act.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

2.10.          Merger, Consolidation or Conversion.

With the approval of the General Partner and a Majority-in-Interest of the Partners, the Partnership may (a) merge with, or consolidate into, one or more other business entities, or (b) convert to another form of business entity.

2.11.          Financing. The Partners acknowledge that in connection with the acquisition of the Property, the Property Owner will obtain the Loan from Lender. If a Partner or its Affiliate is asked to execute a Recourse Loan Document, then such Recourse Loan Document shall be subject to the approval of such Partner or its Affiliate in its reasonable discretion. The Partners hereby agree that in the event a lender to the Partnership or the Property Owner, including the Lender, requires a Partner or one or more of its Affiliates to execute a Recourse Loan Document, and if the Partner or its Affiliate agrees to provide such Recourse Loan Document, the Partner or Affiliate will be a Guaranteeing Partner/Affiliate, and the indemnification provisions of Section 6.2 shall apply in the case of any loss suffered by the Guaranteeing Partner/Affiliate.

2.12.          Authorized Partnership Interests.

(a)             Designation of Classes of Units. Partnership Interests may be classified into one or more types, classes, or series as provided in this Agreement. Each type, class, or series shall have the privileges, preferences, duties, liabilities, obligations, and rights (including voting rights), if any, set forth in this Agreement with respect to such type, class, or series. The General Partner shall maintain a schedule, attached hereto as Exhibit A, of all Partners, their respective mailing addresses, and the amount and the type, class, and series of Percentage Interests held by them, and shall update the schedule upon the issuance or transfer of any Percentage Interests to any new or existing Partner.

(b)             Initial Classes of Limited Partnership Interests. Initially the Partnership shall have two classes of Limited Partnership Interests, designated as Founding Limited Partnership and Investor Limited Partnership Interests. In any action requiring a vote of Limited Partners, each Limited Partner holding Limited Partnership Interests shall be entitled to vote its Percentage Interest as a percentage of all Limited Partnership Interests held by such Partner of record on the books of the Partnership voting together.

ARTICLE III
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

3.1.            Initial Capital Contributions.

Each Partner’s Initial Capital Contribution is set forth on Exhibit A.

3.2.            Additional Capital Contributions; Assessments.

(a)             In General. Except as provided below in this Section 3.2 or as otherwise required by law, no Partner shall be required to make any Additional Capital Contributions, and no Partner shall have the right or shall be permitted to make Additional Capital Contributions to the Partnership unless all Partners approve such Additional Capital Contribution and the other conditions to the admission of an additional Partner as specified in Section 11.2 or Section 11.4 (as applicable) have been satisfied.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(b)             Assessments.

(i)            The Limited Partners acknowledge that the terms of Section 3.2 of the Property Owner’s Limited Partnership Agreement allow the general partner of the Property Owner to request additional capital contributions, subject to the terms of such section, from the limited partners of the Property Owner, if the Property Owner’s general partner determines that additional funds are needed by the Property Owner to pay certain necessary costs. If, after all Initial Capital Contributions have been expended or committed, the General Partner determines that the Partnership requires additional capital contributions to meet calls for additional capital contributions from the Property Owner, the General Partner may require payment by the Limited Partners of Additional Capital Contributions to be used for such purposes (“Assessments”).

(ii)            If, in the reasonable judgment of the General Partner, the revenues of the Partnership plus any other sources of funds available to the Partnership are insufficient to pay the expenses and obligations of the Partnership other than in connection with a Property Owner’s capital call, the General Partner may require the Partners to pay additional Assessments. The notice to Limited Partners requiring such Assessments shall specify the expenses or obligations to be paid, the amount of the additional funds required and each Limited Partner’s share.

(iii)            All such Assessments shall be paid by the Limited Partners according to the Partnership Interests within seven (7) days after written notice to the Limited Partners from the General Partner of the amount due. All such Assessments shall be made to Limited Partners pro rata according to the number of shares owned by each Limited Partner. Only the General Partner can demand that Assessments be paid to the Partnership. No creditor of the Partnership or other third party shall have any beneficial interest in the provisions of this subsection (b) or any other right to cause the General Partner or the Partnership to make any Assessment.

(c)             Default. If any Limited Partner shall fail to pay an Assessment by the date payment is due (an “Unpaid Assessment”), such Limited Partner (a “Defaulting Limited Partner”) shall be in default, and shall lose his right to vote with respect to all Partnership matters until such default has been fully cured. In addition, the Limited Partner and the Partnership, in the sole and absolute discretion of the General Partner, shall be entitled to exercise any one or more of the following remedies, to the extent not inconsistent:

(i)            Set Off. The General Partner shall have the right to set off any Partnership distributions due to the Defaulting Limited Partner against the Unpaid Assessment due from such Defaulting Limited Partner to the Partnership, plus expenses incurred in connection therewith.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(ii)            Default Contribution; Relinquishment of Interest. The General Partner shall have the right to contribute to the capital of the Partnership the Unpaid Assessment not paid by the Defaulting Limited Partner (a “Default Contribution”), whereupon the General Partner shall:

(A)           receive the Defaulting Limited Partner’s share of distributions, if any, from time to time, until such time as such distributions equal to 150% of the Unpaid Assessment;

(B)            be allocated, from the allocations to which the Defaulting Limited Partner would otherwise be entitled if it had contributed the Unpaid Assessment, the Defaulting Limited Partner’s share of Net Profits to the extent attributable to distributions made under (i) above; and

(C)            be allocated, from allocations the Defaulting Limited Partner would otherwise be entitled to if it had contributed the Unpaid Assessment, the Defaulting Limited Partner’s share of Net Loss (but only to the extent of the Unpaid Assessment).

After such distributions and allocations have been made, the default of the Defaulting Limited Partner will be deemed to be cured, and the rights of the Defaulting Limited Partner hereunder shall be restored.

(iii)            Default Loan. The General Partner shall have the right to loan the Unpaid Assessment to the Partnership (a “Default Loan”). A Default Loan shall bear interest until paid at a fixed annual rate equal to the lesser of the maximum rate allowed by law at the time of such loan or fifteen percent (15%) per annum and shall be paid out of available cash flow of the Partnership prior to any distributions to Partners with respect to their Percentage Interests. Interest on the Default Loan shall be charged solely against the Defaulting Partner’s Percentage Interests. The General Partner shall have a security interest in the Percentage Interests of the Defaulting Partner and all of the rights of a secured party under the Delaware Uniform Commercial Code. For purposes of such security interest, the Defaulting Partner shall be the debtor and the General Partner shall be the secured party, and their addresses shall be their respective addresses as set forth on Exhibit A.

(iv)            Default Loans or Default Contributions by Partners or other Persons. If the General Partner elects not to make the Default Loan or Default Contribution, any one or more Partners or other persons allowed by the General Partner and desiring to do so may make a Default Loan or Default Contribution on the same terms as described above. If more than one Partner or other person elects to make such Default Loan or Default Contribution and promptly tenders the cash required, such Default Loan or Default Contribution shall be made by such of them (whether one or more) as the General Partner may determine, in its sole discretion, and if more than one, then in such proportion as the General Partner may determine, in its sole discretion. A person that is not a Partner shall be permitted to make a Default Contribution, and shall be admitted to the Partnership as a Partner, only if the conditions of Section 10.4 (relating to conditions to permitted transfers of Percentage Interests) are satisfied.

(d)             No Capital Calls for Distributions. Notwithstanding anything to the contrary contained in this Agreement, no Partner shall be required to make any additional Capital Contributions for the purpose of making distributions under Section 4.2.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

3.3.            Capital Accounts.

The Partnership shall establish a separate Capital Account for each Partner and Assignee. The Capital Accounts shall be maintained according to the provisions of Appendix A.

3.4.            No Right to Return of or Interest on Capital Account.

No Partner may demand or receive the return of its Capital Contribution or any portion of its Capital Account, except as provided in this Agreement and the Act. Neither the General Partner nor any Partner has any personal liability for the repayment of any Capital Contributions of any Partner. No interest will accrue or be paid with respect to the Capital Contributions or Capital Account of any Partner.

3.5.            Partner Loans.

The Partnership may borrow money from one or more Partners to the extent the General Partner deems appropriate to the conduct of the Partnership business on terms that comply with the requirements of Section 5.5(c) (relating to related party transactions). The amount of any loan made to the Partnership by a Partner will not constitute a Capital Contribution or otherwise affect such Partner’s Capital Account or Partnership Interest.

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

4.1.            Allocation of Profit or Loss.

Partnership profits and losses shall be allocated among the Partners and Assignees in accordance with the provisions of Appendix A. The Partners are aware of the income tax consequences of the allocations made by Appendix A and agree to be bound by the provisions of Appendix A in reporting their shares of Partnership income and loss for income tax purposes.

4.2.            Distributions of Distributable Cash.

(a)            Except as otherwise provided in Section 13.4 (relating to liquidating distributions), Section 4.3 (relating to withholding and tax adjustments), or Section 4.4 (relating to limitations on distributions), any Distributable Cash shall be distributed at least quarterly, not later than the 20th day after the end of the preceding month to the Limited Partners and Assignees according to the following priority:

(i)            first, to the Limited Partners (ratably among such persons based upon the Percentage Interests held by each such person immediately prior to such distribution), until such person has received distributions equal to the Preferred Return with respect to each such person’s Percentage Interests;

(ii)            second, to the Limited Partners (ratably among such persons based upon the Percentage Interests held by each such person immediately prior to such distribution), until such person has cumulatively received distributions equal to the person’s Capital Contributions pursuant to this Section 4.2(a)(ii);

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(iii)            third, seventy-five percent (75%) to the Investor Limited Partners and twenty-five percent (25%) to the Founding Limited Partner (ratably among such Limited Partners based upon the Percentage Interests held by each such person immediately prior to such distribution) until the Investor Limited Partners have received cumulative returns equal to an IRR of 15%;

(iv)            Thereafter, sixty percent (60%) to the Investor Limited Partners and forty percent (40%) to the Founding Limited Partner (ratably among such Limited Partners based upon the Percentage Interests held by each such person immediately prior to such distribution)

(b)             For avoidance of doubt, the Investor Limited Partners will be limited to the above distribution percentages and will not include any additional Promotional Interest awarded to the General Partner or other Westmount affiliate for its management role in the Partnership or in the Founding Limited Partner.

The “Promotional Interest” is that portion of the cash flows in excess of (1) the return of invested capital, (2) a preferred return of 9% and (3) a non-promoted pro-rata share of additional proceeds (as earned by any Westmount affiliate) in excess of the profits and distributions as described herein.

(c)             To the extent it may lawfully do so, the Partnership shall make distributions to Partners and Assignees in accordance with Section 4.2(a) and Section 13.4(a)(iii) at such times and in such amounts as the General Partner determines are sufficient to enable the Partners and Assignees to make payments of U.S. federal income tax due (including estimated taxes and any applicable interest and penalties) with respect to their allocable shares of the Partnership’s taxable income. Unless the General Partner determines otherwise, the taxes due for each Partner and Assignee shall be calculated by assuming that the Partner or Assignee is an individual taxed at the highest U.S. federal income tax rate applicable to the type of income involved. Any distributions made pursuant to this Section 4.2(b) shall be made to the Partners and Assignees to the extent of and in proportion to their relative taxes due with respect to their allocable shares of Partnership income, and shall be treated for purposes of this Agreement as advances against distributions pursuant to Section 4.2(a) and shall reduce, dollar-for-dollar, the amount otherwise distributable to such Partner or Assignee pursuant to Section 4.2(a). Except as otherwise required by law or Section 4.6, no Partner or Assignee is liable to the Partnership or any other person for the repayment of any distribution pursuant to this Section 4.2(b).

4.3.            Withholding and Tax Adjustments.

The Partnership shall withhold from distributions, or pay on behalf of a Partner or Assignee, all amounts that the General Partner determines the Partnership is required to withhold or pay on behalf of such person (including federal and state income tax withholding). All amounts so withheld from distributions are deemed to have been distributed to the person otherwise entitled to receive the amount so withheld. To the extent an amount is paid by the Partnership on behalf of a Partner or Assignee but not withheld from a distribution, the amount paid shall be treated as an advance against distributions to which such Partner or Assignee would otherwise be entitled. To the extent that any taxes imposed on the Partnership as an entity, including any “imputed underpayment” within the meaning of I.R.C. Section 6225, are reduced (or increased) by reason of the holding of an interest by any Partner or Assignee, the distributions to such Partner or Assignee pursuant to Section 4.2(a) shall be increased (or reduced) relative to the amounts otherwise determined under Section 4.2(a) in order to take into account the reduction (or increase) in Partnership taxes, as determined by the General Partner in good faith.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

4.4.            Limitation on Distributions.

(a)            The Partnership may not make a distribution to a Partner or Assignee if, immediately after giving effect to the distribution, the Partnership would be insolvent, determined in accordance with the Act. A Partner or Assignee who receives a distribution in violation of the Act is not required to return the distribution except as required in the Act.

(b)             The Partners shall look solely to the assets of the Partnership for any distributions, including liquidating distributions. If the assets of the Partnership remaining after the payment or discharge, or the provision for payment or discharge, of the Partnership liabilities are insufficient to make any distributions, no Partner has any recourse against the separate assets of any other Partner.

(c)             Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not be required to make a distribution to the Partners on account of their interest in the Partnership if such distribution would violate applicable law or any Loan Document.

4.5.            No Right to Partition or Distributions in Kind.

No Partner has any right, and waives any right that it might otherwise have, to cause any Partnership property to be partitioned and/or distributed in kind. Except as provided in Section 13.4(d) (relating to liquidating distributions), the Partnership may not make any distributions in kind.

4.6.            Recovery of Erroneous Distributions.

If the Partnership has, pursuant to any clear and manifest accounting or similar error, distributed to any Partner an amount in excess of the amount to which the Partner is entitled pursuant to this Agreement, the Partner shall reimburse the Partnership to the extent of such excess, without interest, within 30 days after demand by the Partnership.

ARTICLE V
MANAGEMENT

5.1.            Management and Control of Partnership Business.

(a)             Subject to the limitations set forth in this Agreement, the General Partner has exclusive authority to manage and conduct the Partnership’s business. The General Partner shall do all things appropriate to carry out the Partnership’s purpose and the transactions contemplated by the Operating Agreements. Without limiting the generality of the foregoing, the General Partner has exclusive authority to cause the Partnership to enter into loan agreements and loan refinancing transactions, including the authority to pledge Partnership assets pursuant to such transactions, without the approval of the Limited Partners. Except as otherwise provided in this Agreement, all actions that the General Partner may take and all determinations that the General Partner may make pursuant to this Agreement may be taken and made in the absolute discretion of the General Partner. At any time when there is more than one General Partner of the Partnership, the General Partners may exercise these powers either jointly or severally. Unless approved by at least 50% of the Investor Limited Partners, the General Partner shall not adopt any amendment to the Property Owner’s partnership agreement that would dilute the Percentage Interests of the Investor Limited Partners.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(b)             The Limited Partners may not take part in the management or control of the Partnership business or bind the Partnership in their capacity as Limited Partners. The Limited Partners shall not have the right to vote or otherwise consent or withhold consent to any actions taken by the General Partner except with respect to such matters as are expressly stated in this Agreement. The Limited Partners acknowledge by their acceptance of the terms of this Agreement that the General Partner is affiliated with the Guaranteeing Partner/Affiliates, who will have personal recourse liabilities in connection with the Loan. As such, the investments in the Partnership by the Limited Partners other than the General Partner are intended to be passive in nature with all decision-making authority residing in the General Partner.

(c)             Initial General Partner. The “Initial General Partner” of the Partnership shall be Cobb CC Property Investors GP LLC. For so long as Clifford A. Booth or any Affiliate of Mr. Booth, the Initial General Partner or any Affiliate, officer or director of the Initial General Partner is liable for all or any part of the Loan, including, without limitation for the Recourse Obligations, or is otherwise a Guaranteeing Partner/Affiliate, the Initial General Partner may not be removed by the Limited Partners without the Initial General Partner’s consent. Upon the resignation of the Initial General Partner, the Limited Partners may select a successor General Partner by election of a Majority-in-Interest, to hold office for such term as shall be provided by amendment to this Agreement by the Limited Partners or until their resignation, retirement, death, disability or removal.

5.2.            Delegation of Authority.

(a)             The General Partner may cause the Partnership to hire employees and agents, and may delegate to such persons any of its authority hereunder, as the General Partner deems appropriate for the conduct of the Partnership’s business.

(b)             The General Partner may establish offices and appoint officers of the Partnership, and may delegate to such officers any of its authority hereunder, as the General Partner deems appropriate. The officers may be appointed for such terms and may exercise such powers and authority and perform such duties as determined by the General Partner. An officer need not be a Partner of the Partnership. Any two or more offices may be held by the same person. An officer may be removed, with or without cause, at any time by the General Partner. Each officer will hold office until his successor is chosen and is qualified in his stead, or until his death, resignation, or removal from office. Any vacancy in an office because of death, resignation, removal, or otherwise may be filled by a person appointed by the General Partner. An officer is subject to the same duties as a General Partner as described in Section 5.5.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

5.3.            Reliance.

Persons dealing with the Partnership may rely conclusively on the authority of the General Partner as set forth in this Agreement. Every document executed by the General Partner with respect to any business or property of the Partnership is conclusive evidence in favor of any person relying on the document that (a) at the time of the execution and delivery of the document this Agreement was effective, (b) the document was executed in accordance with this Agreement and is binding on the Partnership, and (c) the General Partner was authorized to execute and deliver the document on behalf of the Partnership.

5.4.            Compensation and Expenses of Partners and General Partner.

Limited Partners and General Partners are not entitled to any salary, fee, or other remuneration (other than distributions with respect to the Partner’s Partnership Interest) for providing property or services or other consideration to or for the benefit of the Partnership in their capacity as a Limited Partner or General Partner, except that the General Partner is entitled to reimbursement from the Partnership for reasonable out-of-pocket expenses paid or incurred on behalf of the Partnership, including reasonable charges for services provided by employees of the General Partner and overhead expenses. The Partnership shall pay all out-of-pocket costs incurred in organizing the Partnership. This Section does not limit or enlarge the General Partner’s or a Limited Partner’s rights to liability protection or indemnification under Article VI, and does not limit the Partnership’s ability to enter into transactions with Partners in their capacities other than as Partners in accordance with Section 5.5(c).

5.5.            Standards of General Partner and Limited Partner Conduct.

(a)             In General. The General Partner shall manage and conduct the Partnership’s business in good faith and in a manner the General Partner reasonably believes to be in the Partnership’s best interest. The General Partner does not violate this subsection (a) unless the General Partner engages in conduct described in Section 6.3(a) (relating to improper conduct).

(b)             Outside Activities of General Partner and Partners. The General Partner shall devote to the Partnership’s affairs only such time and resources as the General Partner deems necessary for the conduct and winding up of the Partnership business. The General Partner and Limited Partners or its or their Assignees may engage in or have an interest in other business ventures of every nature and description, independently or with others, including the ownership and operation of businesses similar to or in competition with, directly or indirectly, the Partnership. Neither the Partnership nor any Limited Partner or Assignee has, solely as a result of such person’s interest in the Partnership, any right to acquire any rights in or to any such other business venture or to the income or profits derived from any such other business venture. A General Partner or Limited Partner or Assignee has no duty to disclose any such similar or competing business venture to the Partnership or any Limited Partner or Assignee, or to offer to the Partnership or any Limited Partner or Assignee any prior opportunity to acquire an interest in such other business venture.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(c)             Related Party Transactions. Except as otherwise provided in this Agreement, the General Partner, when acting on behalf of the Partnership, may purchase property from, sell property to, or otherwise deal with any General Partner, Limited Partner, or Assignee, acting on its own behalf, or any Affiliate of any General Partner, Limited Partner, or Assignee, but any such transaction shall be on terms that are no less favorable to the Partnership than if the transaction had been entered into with an independent third party. The Operating Agreements satisfy this independent third party standard and the Partners authorize the General Partner to cause the Partnership to enter into the Operating Agreements. No provision of this Agreement requires disclosure of any transaction to, and approval of the transaction by, any disinterested governing persons of the Partnership or the Limited Partners as provided in the Act.

ARTICLE VI
LIABILITY AND INDEMNIFICATION

6.1.            Limitation of Liability.

Subject to any independent obligation of any Limited Partner or General Partner pursuant to a written guaranty or other commitment, including Recourse Loan Documents entered into by such Limited Partner or General Partner, no Limited Partner or General Partner is liable for any debts, obligations, or liabilities of the Partnership. Subject to Section 6.3, an Indemnified Person is not liable to the Partnership or any other Indemnified Person for any Damages arising from any Proceeding relating to the conduct of the Partnership’s business or relating to any act or omission by the Indemnified Person, including any act or omission constituting negligence, within the scope of the Indemnified Person’s authority in the course of the Partnership’s business, or for any misconduct or negligence on the part of any other person who is an employee or agent of the Partnership.

6.2.            Indemnification by Partnership.

To the fullest extent permitted by applicable law and subject to Section 6.3, the Partnership indemnifies and holds harmless each Indemnified Person from and against any Damages arising from any Proceeding relating to the conduct of the Partnership’s business or to any act or omission by such Indemnified Person, including any act or omission constituting negligence, within the scope of the Indemnified Person’s authority in the course of the Partnership’s business or for any misconduct or negligence on the part of any other person that is an employee or agent of the Partnership. An Indemnified Person’s expenses paid or incurred in defending itself against any such Proceeding or for appearance as a witness or other participant in any such Proceeding shall be reimbursed as paid or incurred. The right to indemnification conferred in this Article is not exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of Partners, or otherwise. The Partnership shall have the right to assume the defense in any action or claim with respect to which indemnification is claimed under this Article.

6.3.            Conduct Not Protected.

(a)             This Article does not operate to limit liability or to indemnify a person to the extent the person is found liable pursuant to a final judgment of a court of competent jurisdiction for:

(i)            an act or omission that involves gross negligence, intentional misconduct, or a knowing violation of law;

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(ii)            a transfer or attempted transfer of all or a portion of a Partnership Interest in a Prohibited Transfer or a Partner ceasing to be a Partner in violation of ARTICLE XII;

(iii)            a willful or reckless material breach of this Agreement or any other agreement relating to the Partnership’s business; or

(iv)            an act or omission for which indemnification is expressly prohibited by law.

(b)             No provision of this Agreement requires the Partnership to pay or incur any amount for which indemnification is not permitted under this Article.

(c)             Any payments made to or on behalf of a person who is later determined not to be entitled to such payments shall be repaid by the person to the Partnership. The Partnership may require, as a condition to the payment of any amounts pursuant to Section 6.2, that the Indemnified Person provide to the Partnership (i) a written affirmation by the Indemnified Person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under this Section; and (ii) a written undertaking by or on behalf of the Indemnified Person to repay the amount paid or reimbursed if the person has not met that standard or if indemnification is otherwise prohibited by law.

6.4.            Insurance.

The Partnership may maintain insurance to protect any person against any expense, liability, or loss, whether or not the Partnership would have the power to indemnify such person against such expense, liability, or loss under the Act. The Partnership shall have no obligation to fund indemnification of any Indemnified Person to the extent the liability is covered by insurance. The Partnership’s obligation to fund indemnification of any Indemnified Person shall commence only after all available insurance has been exhausted.

6.5.            Survival.

The indemnities provided for in this Agreement survive the transfer of an Indemnified Person’s Partnership Interest, the termination of the person’s status as a Partner or other status giving rise to classification as an Indemnified Person, and the termination of this Agreement and the Partnership.

ARTICLE VII
BOOKS AND RECORDS; REPORTS

7.1.            Maintenance of and Access to Books and Records.

The Partnership shall maintain such books and records regarding the Partnership’s business and properties as is reasonable, including all books and records required under the Act. Each Partner shall have access thereto during ordinary business hours to the extent and under the conditions provided in the Act.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

7.2.            Fiscal Year.

The Partnership shall adopt the calendar year as its fiscal year for financial and tax accounting purposes.

7.3.            Financial Reports.

Within 75 (seventy-five) days after the end of the fiscal year, the General Partner, upon request, shall deliver to each Limited Partner an annual report containing a Partnership balance sheet as of the end of such fiscal year, and Partnership statements of income, cash flows, and changes in Partners’ equity for such fiscal year, each in reasonable detail.

7.4.            Tax Reports.

(i)            Not later than the date (including extensions) for filing the Partnership’s tax return with the Internal Revenue Service (Form 1065), the General Partner shall deliver to each person who was a Partner or Assignee at any time during the period covered by the return all information necessary for the preparation of such person’s United States federal income tax returns, including a Form 1065 Schedule K-1 (if applicable).

(b)            Upon the written request of any Partner or Assignee, the General Partner shall deliver to such person information necessary for the preparation of any tax returns that must be filed by such person, including information necessary for estimating and paying estimated taxes.

7.5.            Transmission of Communications.

Each person who holds a Partnership Interest on behalf of, or for the benefit of, another person or persons shall be responsible for conveying any report, notice, or other communication received concerning the Partnership’s affairs to such other person or persons.

ARTICLE VIII
TAX MATTERS

8.1.            Tax Classification.

The Partners intend that the Partnership be classified as a partnership for federal income tax purposes. The General Partner shall take all actions reasonably necessary or appropriate to ensure the Partnership is so classified (including the filing of elections or tax returns). No General Partner, officer, or Partner shall take any action inconsistent with the classification of the Partnership as a partnership for federal income tax purposes.

8.2.            Partnership Returns.

The General Partner shall cause the Partnership to file such tax returns as may be required by law.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

8.3.            Tax Elections.

(a)             General. Except as otherwise provided in this Agreement, the General Partner shall cause the Partnership to timely make or revoke all elections, and take all tax reporting positions, necessary or desirable for the Partnership as determined by the General Partner. No election shall be made to have the Partnership excluded from the application of any provision of Subchapter K of the I.R.C. or any equivalent tax provision in any other tax jurisdiction.

(b)             Safe Harbor Election for Compensatory Partnership Interests. If Proposed Treasury Regulation 1.83-3(l) is adopted as a temporary or final regulation, the Partnership shall make the safe harbor election described in such regulations, and the Partnership and each Partner (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) shall comply with all requirements of the safe harbor with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective. The General Partner shall prepare, execute, and file any required documentation to cause the election to be effective. The General Partner may terminate the safe harbor election at any time if it determines in good faith that it is in the best interests of the Partnership and the Partners to do so.

8.4.            Consistent Reporting.

Each Partner shall, on the Partner’s tax returns, treat each item of income, gain, loss, deduction, or credit attributable to the Partnership in a manner consistent with the treatment of the item on the Partnership’s return. No Partner shall file a request for an administrative adjustment of partnership items under I.R.C. Section 6227(a) if such request would cause the Partner’s treatment of the item to be inconsistent with the treatment of the item on the Partnership’s return.

8.5.            Tax Proceedings.

(a)             The General Partner shall be the Partnership’s “partnership representative” for all purposes of I.R.C. Section 6223, and shall take such actions as are required to be so designated under applicable Treasury Regulations and to be designated in any similar capacity with respect to other Partnership taxes and tax Proceedings (in any such capacity, the “Partnership Representative”). The Partnership Representative shall represent the Partnership in connection with all Proceedings with any tax authority related to the Partnership’s tax returns and taxes payable. The Partnership Representative has the exclusive right to conduct such Proceedings and to make any elections with respect to such Proceedings. To the extent any such Proceeding could result in an increase in any Partner’s personal liability for taxes, the Partnership Representative shall keep the Partners (including potentially affected former Partners) informed on a timely basis of all material developments with respect to any such Proceeding.

(b)             Each Partner shall cooperate with the Partnership Representative and do or refrain from doing all things reasonably requested by the Partnership Representative with respect to the conduct of any Proceedings with any tax authority related to the Partnership’s tax returns and taxes payable. Each Partner (other than the Partnership Representative) waives any right that such Partner has to initiate, conduct, or participate in any such Proceedings. Each Partner shall cause such waiver to be binding on all persons owning an interest in the Partnership through such Partner. The General Partner may exercise the power of attorney granted in Section 15.12 to execute and file any statements or forms with the Internal Revenue Service or other tax authorities to effect such waivers.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(c)             The Partnership Representative may not bind any Partner to a settlement agreement relating to taxes of such Partner without obtaining the approval of such Partner.

(d)             Any deficiency for taxes imposed on a Partner (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Partner and, if paid or required to be paid by the Partnership, is recoverable from such Partner pursuant to Section 4.3 or by other legal means.

8.6.            Partner Obligations.

(a)             Each Partner shall timely provide to the Partnership all information and documents that such Partner is required to provide by applicable tax requirements, and shall also provide to the Partnership upon request such additional information and documents as the General Partner or the Partnership Representative may reasonably request in connection with the Partnership’s compliance with applicable tax requirements or filing of any permitted tax elections, including any information or documents necessary to make the election under I.R.C. Section 6221(b)(1) or to modify an imputed underpayment under I.R.C. Section 6225(c).

(b)             At the request of the Partnership Representative in connection with an adjustment of any item of income, gain, loss, deduction, or credit of the Partnership or any partnership in which the Partnership invests, directly or indirectly, each Partner shall promptly file one or more amended tax returns in the manner contemplated by I.R.C. Section 6225(c)(2) and pay any tax due with respect to such tax returns.

8.7.            Survival.

This Article shall survive the termination of the Partnership and the termination of any Partner’s interest in the Partnership and remain binding for a period of time necessary to resolve all tax matters with applicable taxing authorities.

ARTICLE IX
MEETINGS AND VOTING OF PARTNERS

9.1.            Meetings.

(a)             Meetings of the Partners may be called at any time by the General Partner. Meetings shall be held at the Partnership’s principal place of business or at such other reasonable place set forth in the notice of the meeting.

(b)             Any action that may be taken at a Partners’ meeting may be taken without holding a meeting if Partners having at least the minimum number of Percentage Interests that would be necessary to take the action at a meeting, in which each Partner entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken.

(c)             Except as otherwise provided in this Agreement, meeting notices and procedures, including procedures for obtaining written consents in lieu of a meeting, shall be in conformity with the Act. The General Partner is solely responsible for convening and conducting meetings of the Partners, conducting the solicitation of consents, determining the validity and effect of responses to any solicitation of consents, and determining other matters regarding meetings, voting, and consents.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(d)             Notice of the results of any vote taken at a meeting, or the results of any solicitation of consents in lieu of a meeting, shall be given to the Partners not later than with the delivery of the next following report of financial information given pursuant to Section 7.3.

9.2.            Voting.

A Partner may vote at a meeting in person, or by a proxy executed in writing by the Partner and received by the General Partner prior to the time when the votes of Partners are to be counted. The provisions of the Act pertaining to the validity and use of proxies by shareholders of a corporation govern the validity and use of proxies given by Partners. Only Partners of record on the date of the meeting (or if the vote is conducted without a meeting then on the date of the notice soliciting the Partner consents) may vote.

ARTICLE X
TRANSFER OF PARTNERSHIP INTERESTS

10.1.          Limitation on Transfers.

(a)             The term “transfer,” when used in this Agreement in reference to a transfer of a Limited Partnership Interest, means an assignment (whether voluntarily, involuntarily, or by operation of law and whether or not effective under this Agreement) of all or any portion of a Partner’s or Assignee’s Limited Partnership Interest, or any interest therein, to another person, and includes a sale, assignment, conveyance, gift, exchange, abandonment, or other disposition, a transfer by merger or other business combination, a transfer pursuant to bankruptcy, insolvency, incapacity, divorce, or death, and any pledge, hypothecation, or other encumbrance.

(b)             A Limited Partner may not transfer all or any portion of a Limited Partnership Interest unless the transfer is a Permitted Transfer. A transfer of a Limited Partnership Interest that is not a Permitted Transfer is a Prohibited Transfer.

(c)             A change of Control of any Limited Partner constitutes a transfer of the Limited Partnership Interest held by such Limited Partner.

10.2.          Permitted Transfer of General Partnership Interest.

(a)             A transfer of a General Partnership Interest is a Permitted Transfer only if the transfer is approved by a Majority-in-Interest.

(b)             Upon a Permitted Transfer by a General Partner of all of its General Partnership Interest, the General Partner and the admission of the transferee as a Successor General Partner as provided in Section 12.3, the transferor General Partner shall be deemed to have withdrawn as a general partner of the Partnership, as of the effective date of the transfer determined according to Section 10.5.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(c)             Any transfer by a General Partner of a Limited Partnership Interest held by it shall be governed by Section 10.3.

10.3.          Permitted Transfer of Limited Partnership Interest.

(a)             A transfer of a Limited Partnership Interest is a Permitted Transfer only if the transfer satisfies the conditions set forth in Section 10.1 and 10.4 and is described in one of more of the following paragraphs of this Section:

(i)            the transfer is approved by the General Partner;

(ii)            if the Limited Partner is a corporation, the transfer is to a member of the Limited Partner’s affiliated group (as defined in I.R.C. Section 1504(a));

(iii)            if the Limited Partner is a trustee of one or more employee benefit plans, the transfer is to a co-trustee or a successor trustee to such plans; or

(iv)            if the Limited Partner is an individual, the transfer is to (a) any member of the Limited Partner’s immediate family, (b) a trust or trusts for the benefit of any member of the Limited Partner’s immediate family, (c) a corporation, limited liability company, partnership or other entity in which the Limited Partner or his immediate family owns fifty percent (50%) or more of the equity interests of such entity, or (d) a charitable organization as referred to in Section 501(c)(3) of the Internal Revenue Code, provided that such transfer is gratuitous in nature and furthers such Limited Partner’s Federal income or estate tax planning objectives. As used herein, the term “immediate family” includes only parents, spouse and lineal descendants, both natural and adopted.

(b)             Upon any Permitted Transfer by a Limited Partner of all of its Limited Partnership Interest, the Limited Partner shall cease to be a Limited Partner.

10.4.          Conditions to Permitted Transfers of Limited Partnership Interests.

Without limiting the General Partner’s authority to withhold approval for the transfer of a Limited Partnership Interest, a transfer shall not be a Permitted Transfer unless the General Partner determines that all of the following conditions are satisfied:

(a)             The transfer complies with all applicable laws, including any applicable securities laws. Under no circumstances shall the Partnership be required to obtain such registration.

(b)             The transfer will not cause the Partnership to be treated as other than a partnership for United States federal income tax purposes.

(c)             The transfer will not cause the Partnership to be subject to regulation under the Investment Company Act of 1940.

(d)             The transfer will not cause any assets of the Partnership to be deemed “plan assets” under the Employee Retirement Income Security Act of 1974.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(e)             The transfer will not cause the application of the tax-exempt use property rules of I.R.C. Sections 168(g)(1)(B) and 168(h) to the Partnership or its Partners, unless the General Partner determines that such rules will not have an adverse impact on the Partners.

(f)              The transfer will not prevent any election out of the partnership audit rules under I.R.C. Section 6221(b), unless the General Partner waives this requirement.

(g)             The transfer will not cause a reallocation of Partnership liabilities under I.R.C. Section 752, unless the General Partner determines that such termination will not have an adverse impact on the Partners.

(h)             The transferor and transferee have delivered to the Partnership any agreements and other documents that the General Partner requests to confirm that the transfer satisfies the requirements of this Agreement, to give effect to the transfer, and to confirm the transferee’s agreement to be bound by this Agreement as an Assignee.

(i)              If requested by the General Partner, the Partnership has received a transfer fee in an amount determined by the General Partner to be sufficient to reimburse the Partnership for the estimated expenses likely to be incurred by the Partnership in connection with such transfer.

(j)              The transfer will not violate the terms and conditions of the Loan Documents.

10.5.          Effective Date; Distributions.

(a)             A Permitted Transfer of a Partnership Interest is effective as of the first day of the calendar month following the calendar month during which the General Partner receives notice of such transfer (in such form and manner as the General Partner may require) unless the General Partner determines that the transfer should be effective as of an earlier or later date (for example, on any date the transfer is effective as a matter of state law, or where the notice of transfer specifies that the transfer is to be effective on a future date).

(b)             Distributions with respect to a transferred Limited Partnership Interest that are made before the effective date of the transfer shall be paid to the transferor, and distributions with respect to the transferred Partnership Interest that are made after such date shall be paid to the Assignee. If less than all of the Limited Partnership Interest is transferred, distributions with respect to the Limited Partnership Interest shall be allocated among the transferor and Assignee according to their respective interests as determined by the General Partner.

(c)             Effective as of the effective date of a transfer of a Limited Partnership Interest, the General Partner shall amend Exhibit A as necessary to reflect any reduction in the transferor’s Percentage Interest and to reflect the Assignee’s Percentage Interest (if any).

(d)             Neither the Partnership nor the General Partner has any liability for making allocations and distributions to the Partners determined in accordance with this Section 10.5, whether or not the General Partner or the Partnership has knowledge of any transfer of any Partnership Interest.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

10.6.        Transferor’s Obligations.

The transferor of a Limited Partnership Interest who ceases to be a Partner continues to be obligated with respect to its Partnership Interest or its status as a former Partner as provided in the Act and applicable law.

10.7.        Assignee’s Rights and Obligations.

Unless an Assignee becomes a Limited Partner pursuant to Article XI, such Assignee shall not be entitled to any of the rights granted to a Limited Partner, other than the rights to receive allocations of profits and losses and distributions with respect to the Limited Partnership Interest transferred, to transfer the Assignee’s Limited Partnership Interest (subject to the conditions of this Article X), and to receive reports and information as specified in Article VII. An Assignee of a Limited Partnership Interest shall succeed to the Capital Account and Percentage Interest of the transferor to the extent of the Partnership Interest transferred. An Assignee is bound by the limitations and obligations imposed on Limited Partners under this Agreement irrespective of whether the Assignee has signed or otherwise adopted this Agreement. If an Assignee in a Permitted Transfer is a Limited Partner immediately prior to the transfer, the Assignee will have all of the rights granted to a Limited Partner with respect to the Limited Partnership Interest transferred.

10.8.        Effect and Consequences of Prohibited Transfer.

(a)           Except as otherwise required by law, the Partnership and the General Partner shall treat a Prohibited Transfer as void and shall recognize the transferor as continuing to be the owner of the Partnership Interest purported to be transferred. If the Partnership is required by law to recognize a Prohibited Transfer, the transferee shall be treated as an Assignee with respect to the Limited Partnership Interest transferred and may not be treated as a Partner with respect to the Limited Partnership Interest transferred unless admitted as a Limited Partner in accordance with Article XI.

(b)           The Partnership may remove the transferor and Assignee with respect to a Prohibited Transfer as provided in Article XII.

(c)            The transferor and transferee with respect to a Prohibited Transfer shall be jointly and severally liable to the Partnership for, and shall indemnify and hold the Partnership harmless against, any expense, liability, or loss incurred by the Partnership (including reasonable legal fees and expenses) as a result of such transfer, their removal and liquidation of their Limited Partnership Interests (if applicable), and the efforts to enforce the indemnity granted in this Section.

ARTICLE XI
ADMISSION OF NEW PARTNERS

11.1.        Substituted Limited Partners.

An Assignee of a Limited Partnership Interest shall be admitted as a Substituted Limited Partner with respect to such Partnership Interest on the date on which all of the following conditions are satisfied:

(a)            The General Partner has approved the admission of the Substituted Limited Partner.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(b)           The Assignee has delivered to the Partnership any agreements and other documents that the General Partner requests to confirm such Assignee as a Limited Partner in the Partnership and such Assignee’s agreement to be bound by this Agreement as a Limited Partner.

(c)            If requested by the General Partner, the Partnership has received an admission fee in an amount determined by the General Partner to be sufficient to reimburse the Partnership for the estimated expenses likely to be incurred by the Partnership in connection with the admission of the Assignee as a Substituted Limited Partner.

11.2.        Additional Limited Partners.

(a)            The Partnership may issue a Limited Partnership Interest to a person who is not then a Limited Partner, and may admit the person as an Additional Limited Partner, only upon satisfaction of all of the following conditions.

(i)            The General Partner has approved the admission of the Additional Limited Partner.

(ii)           The admission of the proposed Additional Limited Partner satisfies the applicable conditions of Section 10.4.

(iii)          The proposed Additional Limited Partner has delivered to the Partnership any agreements and other documents that the General Partner requests to confirm the person as a Limited Partner in the Partnership and the person’s agreement to be bound by this Agreement as a Limited Partner.

(b)            Effective as of the effective date of the issuance of a Partnership Interest to an Additional Limited Partner in compliance with the conditions of this Section 11.2, the General Partner shall amend Exhibit A as necessary to reflect the admission of the Additional Limited Partner.

11.3.        Successor General Partners.

A person shall be admitted as a Successor General Partner only if:

(a)            the person is the transferee of all of the General Partner’s General Partnership Interest in a Permitted Transfer, or

(b)           the person is elected to be a Successor General Partner in the manner described in Section 12.3 (relating to removal of a General Partner) or Section 13.3(c) (relating to reconstitution of the Partnership following a withdrawal of the sole remaining General Partner).

11.4.        Additional General Partner.

The Partnership may issue a General Partnership Interest to a person who is not then a General Partner, and may admit the person as an Additional General Partner, only upon satisfaction of all of the following conditions.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(i)            The then-current General Partner has approved the admission of the Additional General Partner.

(ii)           The admission of the proposed Additional General Partner satisfies the applicable conditions of Section 10.4.

(iii)          The proposed Additional General Partner has delivered to the Partnership any agreements and other documents that the General Partner requests to confirm the person as a General Partner in the Partnership and the person’s agreement to be bound by this Agreement as a General Partner.

(iv)          If applicable, the existing General Partner or General Partners and the proposed Additional General Partner have designated one of them as the managing General Partner to serve as “the General Partner” under this Agreement.

(b)           Effective as of the effective date of the issuance of a Partnership Interest to an Additional Limited Partner in compliance with the conditions of this Section, the General Partner shall amend Exhibit A as necessary to reflect the admission of the Additional Limited Partner.

11.5.        No Required Capital Contributions.

A person may be admitted as a Partner, including as a sole General Partner, and may acquire a Percentage Interest without making a contribution to the Partnership or assuming an obligation to make a contribution to the Partnership. A person may be admitted as a General partner, including as the sole General Partner, without acquiring a Percentage Interest.

ARTICLE XII
WITHDRAWAL OR REMOVAL OF PARTNERS

12.1.        Withdrawal of General Partner.

(a)            A General Partner may not withdraw as a general partner of the Partnership or otherwise cease to be a general partner of the Partnership except as provided in Section 10.2 (relating to the Permitted Transfer of all of a General Partner’s General Partnership Interest) or Section 12.2 (relating to removal of a General Partner).

(b)           A General Partner ceases to be a general partner of the Partnership upon the occurrence of any event specified in the Act. If a General Partner ceases to be a general partner of the Partnership in violation of Section 12.1(a), the Partnership may recover damages from the former General Partner for breach of this Agreement, including the reasonable cost of obtaining replacement of the services the former General Partner was obligated to perform.

(c)            If a General Partner ceases to be a general partner of the Partnership, any remaining General Partners shall continue the Partnership business.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

12.2.        Removal of General Partner.

Except as provided in Section 5.1(c), General Partner may be removed as a general partner of the Partnership upon the affirmative vote of a Majority-in-Interest of the Partners (other than the General Partner to be removed) if there is cause for removal as specified in Section 12.2(b) and the Partnership has received a written opinion of counsel that:

(i)            cause for removal as specified in Section 12.2(b) exists;

(ii)           the removal of the General Partner will not result in the loss of limited liability of any Limited Partner or the treatment of the Partnership as other than a partnership for United States federal income tax purposes; and

(iii)          the removal of the General Partner is not prohibited under any loan agreements, contracts, or other applicable legal requirements.

(b)            Cause for removal exists only if one or more of the following conditions has occurred:

(i)            the General Partner has engaged in wrongful conduct described in Section 6.3(a) that adversely and materially affected the Partnership business or the Limited Partners;

(ii)           the General Partner willfully or persistently committed a material breach of either this Agreement or of a duty owed to the Partnership or the other Partners;

(iii)          except as permitted by this Agreement, the General Partner has engaged in conduct relating to the Partnership business that has made it not reasonably practicable to carry on the Partnership business with the General Partner;

(iv)          the General Partner or an Affiliate of the General Partner has been convicted of a felony; or

(v)           a final judgment of a court of competent jurisdiction has been entered that the General Partner’s removal is necessary to comply with, or avoid or mitigate material adverse consequences from, any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute.

12.3.        Election of Successor General Partner.

If a General Partner withdraws from the Partnership as General Partner or is removed as the General Partner of the Partnership, within 90 days following such withdrawal or removal a Majority-in-Interest of the remaining Partners may elect a Successor General Partner effective as of the date of the former General Partner’s withdrawal or removal. A Successor General Partner may not be elected pursuant to this Section or admitted to the Partnership unless the applicable conditions of Section 10.4 are satisfied. The Successor General Partner shall adopt any required amendments to this Agreement, and file any required amendment to the Certificate of Formation, to reflect the removal of the former General Partner and election of the Successor General Partner.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

12.4.        Withdrawal of Limited Partners.

(a)            No Limited Partner may withdraw from the Partnership or otherwise cease to be a Limited Partner except upon the following events:

(i)            receipt by the Partnership of a notice of such Limited Partner’s withdrawal from the Partnership;

(ii)           a transfer of all of the Limited Partner’s Partnership Interest in a Permitted Transfer;

(iii)          a forfeiture of all of the Limited Partner’s Partnership Interest as provided in any agreement related to the issuance of the Partnership Interest; or

(iv)          removal of the Limited Partner as a Limited Partner as provided in this Agreement.

(b)           A Limited Partner ceases to be a Limited Partner upon the occurrence of any event specified in the Act applied as if the Limited Partner were a general partner. If a Limited Partner ceases to be a Limited Partner in violation of subsection (a), the Partnership may recover damages from the former Limited Partner for breach of this Agreement.

12.5.        Removal of Limited Partners.

(a)            A Limited Partner may be removed as a Limited Partner by the General Partner under the following circumstances:

(i)            the Limited Partner has transferred or attempted to transfer all or any portion of its Partnership Interest in a Prohibited Transfer;

(ii)           in the case of any Limited Partner who is also a General Partner or an Affiliate of the General Partner, the Limited Partner or its Affiliate has ceased to be a general partner in violation of Section 12.1 or has been removed as the General Partner in accordance with Section 12.2;

(iii)          the Limited Partner has materially breached the terms of this Agreement or any other material agreement with the Partnership; or

(iv)          the General Partner determines that removal is necessary to comply with or avoid or mitigate material adverse consequences from, any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute.

(b)            If the General Partner proposes to remove a Limited Partner pursuant to this Section, the General Partner shall notify the Limited Partner in writing of the proposed removal, and if applicable shall provide such Limited Partner a reasonable opportunity to cure the event giving rise to removal. The removal of the Limited Partner is effective at such time as determined by the General Partner in accordance with applicable law and taking into account the Limited Partner’s opportunity to cure the event giving rise to removal.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

12.6.        Status of Former Partner.

A Partner who withdraws or has been removed from the Partnership or otherwise ceases to be a Partner has the status of an Assignee with respect to any Partnership Interest held by such former Partner. A former Partner shall not have any right under the Act (relating to distributions upon withdrawal) or otherwise to receive any distributions or other payments (other than any unpaid Mandatory Distribution) with respect to any retained Partnership Interest of such former Partner except as provided in Section 4.2 (relating to distributions of Distributable Cash) and Section 13.4 (relating to liquidating distributions) and subject to recovery of damages and other amounts recoverable by the Partnership from the former Partner or with respect to the former Partner’s Partnership Interest.

12.7.        Optional Redemption of Partnership Interest.

Subject to Section 4.4 (relating to limitations on distributions) and Section 10.3 (relating to conditions to transfers), the General Partner may cause the Partnership to redeem the Partnership Interest of an Assignee that has:

(a)            withdrawn from the Partnership or otherwise ceased to be a General Partner in violation of Section 12.1(a) or pursuant to Section 12.2 (removal),

(b)            withdrawn from the Partnership or otherwise ceased to be a Limited Partner in violation of Section 12.4(a) or pursuant to Section 12.5 (removal), or

(c)            acquired a Partnership Interest in a Prohibited Transfer.

In each case, the redemption shall be effected by paying to the Assignee the Fair Value of its Partnership Interest as of the redemption date, less any damages or other amounts recoverable by the Partnership from the Assignee or with respect to the Assignee’s Partnership Interest. Interest will accrue at the Index Rate on the amount owed under this Section from the 30th day after the redemption date to the date the payment is made. The redemption date shall be fixed by the General Partner in accordance with the principles of Section 10.5. Except as otherwise required by the I.R.C., amounts paid in redemption of an Assignee’s Partnership Interest shall be treated as made in exchange for the interest of the Assignee in Partnership property pursuant to I.R.C. Section 736(b)(1), including the interest of such Assignee in Partnership goodwill.

12.8.        ERISA Considerations.

If the General Partner exercises its discretion to limit the participation of Benefit Plan Investors in the Partnership, or if the General Partner determines in good faith that there is a reasonable likelihood that any or all of the assets of the Partnership would be deemed to be "plan assets" under the Plan Asset Rules:

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(a)            no transaction affecting the Partnership Interests shall be effective if the General Partner determines such transaction would cause or would present a material risk of causing the interests of Benefit Plan Investors to be "significant" under the Plan Asset Rules; and

(b)            the General Partner may take any actions it deems appropriate in connection with assuring compliance, including, without limitation:

(i)            precluding, limiting, liquidating or not otherwise giving effect to all or any portion of any purchase, acquisition, assignment or Transfer of any Partnership Interest, or withdrawal of any Limited Partner;

(ii)           effecting pro rata withdrawals by Limited Partners who have represented that they are Benefit Plan Investors to reduce aggregate holdings of such Benefit Plan Investors so that investment by Benefit Plan Investors should not be deemed to be "significant" as determined under the Plan Asset Rules; or

(iii)          offering to any Limited Partner who is not a Benefit Plan Investor or an ERISA Partner the opportunity to purchase, at the Fair Value thereof, all or any portion of the Interest of an ERISA Partner.

ARTICLE XIII
WINDING UP AND TERMINATION

13.1.        Events Requiring Winding Up.

The Partnership shall commence winding up procedures in accordance with this Agreement and the Act upon the first to occur of the following events:

(a)            the General Partner and a Majority-in-Interest of the Limited Partners vote or consent to wind up and terminate the Partnership;

(b)            an event specified in the Act requiring the winding up or termination of the Partnership (other than the withdrawal of a General Partner that is not the sole remaining General Partner);

(c)           an event that makes it illegal for all or substantially all of the Partnership business to be continued, but a cure of illegality before the 91st day after the date of notice to the Partnership of the event is effective retroactively to the date of the event for purposes of this subsection;

(d)           the sale of all or substantially all of the property of the Partnership outside the ordinary course of business;

(e)            the acquisition of all of the Partnership Interests by a single person.; or

(f)            the resignation or removal of the General Partner if the Partners fail to elect a replacement General Partner as provided in Section 12.3.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

13.2.        Winding Up Procedures.

(a)            On the occurrence of an event requiring winding up of the Partnership, unless there is an action to continue the Partnership without winding up in accordance with Section 13.3, the General Partner (or other Liquidator as provided below) shall, as soon as reasonably practicable, wind up the Partnership’s business and affairs (including disposing of the Partnership’s assets and applying the proceeds as provided in Section 13.4) and terminate the Partnership in accordance with this Agreement and the Act. The Partnership shall cease to carry on its business (except to the extent necessary to wind up its business), collect and sell its property to the extent the property is not to be transferred or distributed in kind, and perform any other act required to wind up its business and affairs.

(b)           If the General Partner has wrongfully caused the winding up of the Partnership or if there is no General Partner, (i) a Majority-in-Interest may vote to elect a person or persons to accomplish the winding up of the Partnership, or (ii) if the Partners fail to elect a person to accomplish winding up the Partnership, then any Partner or Assignee may petition a court to wind up the Partnership as provided in the Act. The person or persons winding up the Partnership, whether the General Partner or an elected or court appointed person or persons, is referred to in this Agreement as the “Liquidator.”

(c)           The Liquidator may determine the time, manner, and terms of any sale or sales of Partnership property pursuant to such winding up. The Liquidator (if not the General Partner) is entitled to receive reasonable compensation for its services; may exercise all of the powers conferred upon the General Partner under this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties; and with respect to acts taken or omitted while acting in such capacity on behalf of the Partnership, is entitled to the limitation of liability and indemnification rights set forth in Article VI.

(d)           The Liquidator shall provide quarterly reports to the Partners and Assignees during the winding up procedure showing the assets and liabilities of the Partnership, providing information and documents required by the Partners and Assignees to comply with their tax reporting obligations, and such other information as the Liquidator deems appropriate. Within a reasonable time after completing the winding up, the Liquidator shall give each Partner and Assignee a final statement setting forth the assets, liabilities, and reserves of the Partnership as of the date of completion of winding up.

13.3.        Continuation.

(a)            If there is a decision to wind up and terminate the Partnership as described in Section 13.1(a), prior to completion of the winding up process, a Majority-in-Interest of the Partners may vote to revoke the voluntary decision to wind up and to continue the Partnership business. Subject to any other event requiring the Partnership’s dissolution, winding up, liquidation, or termination, the Partnership shall continue its business following the revocation of a voluntary decision to wind up.

(b)            If the winding up of the Partnership is caused by an event that causes the sole remaining Limited Partner to cease to be a Limited Partner or an event specified in Section 13.1(c), then prior to completion of the winding up process but not later than 90 days after the event, the General Partner may reconstitute and continue the Partnership by admitting one or more Limited Partners in accordance with Section 11.1 or 11.2 effective as of the occurrence of the event of withdrawal or removal. Any Assignee whose Percentage Interest would be diminished by reason of the admission of an Additional Limited Partner under the circumstances described in this Section must approve the admission of the Additional Limited Partner.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(c)            If there is an event of withdrawal of the sole remaining General Partner as described in Section 13.1(g), then prior to completion of the winding up process and not later than one year after the event of withdrawal, a Majority-in-Interest of the Limited Partners may vote to reconstitute the Partnership and to continue its business without winding up by electing one or more Successor General Partners effective from the date of the event of withdrawal. A Successor General Partner may not be elected pursuant to this Section 13.3 or admitted to the Partnership unless the conditions of Section 10.4 are satisfied. The Successor General Partner shall file any required amendments to this Agreement or the Certificate of Formation to reflect the withdrawal of the former General Partner and election of the Successor General Partner. Subject to any other event requiring the dissolution, winding up, liquidation, or termination of the Partnership, the Partnership shall continue its business following the reconstitution of the Partnership.

13.4.        Liquidation of Assets and Application and Distribution of Proceeds.

(a)            In General. On winding up the Partnership, the Liquidator shall dispose of the Partnership’s properties and apply and distribute the proceeds, or transfer the Partnership properties, in the following order of priority:

(i)            to creditors (including Partners who are creditors) in accordance with their relative rights and priorities to satisfy the liabilities of the Partnership, including expenses associated with the winding up and termination of the Partnership, but excluding any Partnership liability for any unpaid Mandatory Distributions;

(ii)           to Partners, Assignees, and former Partners to satisfy the Partnership’s liability for any unpaid Mandatory Distributions; and

(iii)          to Partners and Assignees as provided in Section 4.2.

(b)            No Limited Partner Deficit Restoration Obligation. No Limited Partner is liable to the Partnership or any other person for the repayment of any deficit in the Limited Partner’s Capital Account, except as provided in the Act.

(c)            Reserves. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made pursuant to Section 13.4(a)(ii) and (iii) may be withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and future expenses, including a reasonable reserve for any claims for indemnification under Article VI and for any future expenses associated with any tax audit or other Proceeding that is pending or may arise.

(d)            Payments and Distributions to Partners in Kind. The Liquidator may not make any payments or distributions to Partners or Assignees pursuant to Section 13.4(a)(ii) or (iii) other than in cash; provided that upon the consent of a Majority-in-Interest, the Liquidator may make a distribution in kind (i.e., other than in cash or cash equivalents) to the extent each Partner’s percentage of the asset distributed is equal to the percentage in which the Partner shares in distributions. The Liquidator shall determine the Fair Value of any property transferred to Partners or Assignees in kind according to the valuation procedures set forth in Article XIV.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(e)            Character of Liquidating Distributions. Except as otherwise required by the I.R.C., amounts paid to Partners pursuant to this Section shall be treated as made in exchange for the interest of the Partner in Partnership property pursuant to I.R.C. Section 736(b)(1), including the interest of such Partner in Partnership goodwill.

13.5.        Certificate of Termination.

On completion of the winding up of the Partnership the Liquidator shall execute and record all documents required to effectuate the termination of the Partnership.

13.6.        Reinstatement.

If the Partnership is terminated, it may be reinstated in the manner and subject to the conditions provided in the Act. If the Partnership is terminated as a result there being no Limited Partners, the Partnership may be reinstated and continued in accordance with the provisions of Section 13.3(b).

ARTICLE XIV
VALUATION

14.1.        Fair Value of Partnership Property.

The Fair Value of property contributed to the Partnership by a Partner as part of such Partner’s Initial Capital Contribution is the amount of such Partner’s Initial Capital Contribution as set forth on Exhibit A, minus the amount of any cash contributed to the Partnership as part of such Partner’s Initial Capital Contribution. In all other cases, the Fair Value of an asset as of any date is its fair market value as determined by the General Partner in good faith using any reasonable valuation method. If any affected Partner does not agree with the valuation set by the General Partner, the Fair Value shall be determined using procedures similar to those set forth in Section 14.2, and the cost of any such determination shall be borne entirely by the affected Partner unless the General Partner or a Majority-in-Interest of all Partners other than the affected Partner approves an alternative allocation of such costs.

14.2.        Fair Value of Partnership Interest.

(a)            For purposes of any redemption of a Partnership Interest pursuant to Section 12.4, the Fair Value of the Partnership Interest is its fair market value as determined by the General Partner (or, if there is no General Partner, by the Liquidator) in good faith based on the net proceeds that would be received with respect to the Partnership Interest in a winding up of the Partnership, taking into account all expenses associated with such winding up. In connection with the payment in redemption of the Partnership Interest, the General Partner or Liquidator shall provide a notice to the Assignee setting forth the Fair Value of the Partnership Interest, including information relevant to the determination of such Fair Value.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

(b)            If the Assignee does not agree with the Fair Value of the Partnership Interest as determined by the General Partner or Liquidator, the Assignee may submit to the Partnership a notice of objection within 30 days of the Assignee’s receipt of the valuation notice. Within 15 days following receipt of the Assignee’s notice of objection, the Partnership shall appoint a qualified appraiser, and inform the Assignee of the name and business address of the appraiser. The appraiser shall determine the Fair Value of the Partnership Interest in accordance with the principles of Section 14.2(a). Except as provided in Section 14.2(c), the appraiser’s determination of the Fair Value of the asset(s) in dispute shall be made within 30 days of his appointment (or such longer period as is reasonably required to complete the appraisal), and is final and binding on all concerned, absent manifest error.

(c)            If the Assignee does not approve the appraiser selected by the Partnership, within 15 days following notification of such selection pursuant to Section 14.2(b) the Assignee may appoint a qualified appraiser of the Assignee’s choice, and inform the Partnership in writing of the name and business address of the appraiser. In such event, the appraisers appointed by the Partnership and the Assignee shall appoint a third qualified appraiser. Each of the three appraisers shall determine the Fair Value of the Partnership Interest in accordance with the principles of Section 14.2(a). The average of the two valuations that are closest to each other shall be determined to be the Fair Value of the Partnership Interest and such determination shall be final and binding on all concerned, absent manifest error.

(d)           The cost of each appraisal shall be shared equally by the Partnership and the Assignee.

(e)            The Partnership shall pay the Assignee any excess of (i) the recomputed Fair Value of the Partnership Interest over (ii) the sum of any amount previously paid to the Assignee in redemption of the Assignee’s Partnership Interest plus any costs charged to the Assignee as provided in paragraph (d). The Assignee shall pay the Partnership any excess of (i) the sum of any amount previously paid to the Assignee in redemption of the Assignee’s Partnership Interest plus any costs charged to the Assignee as provided in paragraph (d), over (ii) the recomputed Fair Value of the Partnership Interest.

(f)            Interest shall be paid at the Index Rate on any amount determined under Section 14.2(e) for the period from the 30th day after the redemption date to the date the amount is paid.

ARTICLE XV
GENERAL PROVISIONS

15.1.        Amendments.

(a)            In General. Subject to Section 5.1(b) and the following exceptions and limitations, this Agreement may be amended only with the approval of the General Partner and a Majority-in-Interest.

(b)           Exceptions and Limitations. The General Partner may amend Exhibit A from time to time to reflect the admission and withdrawal of Partners, and changes to any Partner’s Percentage Interest, in accordance with this Agreement. The General Partner may use the power of attorney granted in Section 15.12 to make non-substantive amendments that do not adversely impact the rights or obligations of any General Partner or Partner. No amendment of this Agreement may adversely affect any Partner’s rights or obligations under this Agreement (determined without taking into account the right of other Partners to amend this Agreement) without the adversely affected Partner’s approval. No amendment of Article VI (relating to liability and indemnification) may adversely affect the rights or obligations of any Indemnified Person without the Indemnified Person’s approval. No amendment of this Agreement may change the requirements under this Agreement for approving any action without the approval of the Partners holding an aggregate Percentage Interest required to approve the action.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

15.2.        Notice.

Any notice, report, approval, or other communication required or permitted under this Agreement shall be in writing and is deemed given (a) when delivered to the person by hand, (b) the third business day after delivery to the United States Postal Service (or other designated delivery service as defined in I.R.C. Section 7502(f)), postage prepaid, in an envelope properly addressed to the person at the person’s address set forth in the Partnership’s records as of the date of delivery, or (c) when successfully transmitted by facsimile or electronic message to the person’s facsimile phone number or e-mail address (as applicable) set forth in the Partnership’s records as of the date of transmission. Any communication to the General Partner or the Partnership may be delivered to the Partnership’s registered office designated pursuant to Section 2.3. Any notice to the Partnership may be given to the General Partner, to the Partnership’s registered agent, or to the Partnership (at its principal office). Notice to a Partner other than the General Partner shall not be deemed to be notice to the Partnership.

15.3.        Governing Law; Consent to Jurisdiction.

All matters arising out of or relating to this Agreement, including the validity, enforceability, breach, or termination of this Agreement, shall be governed by, and this Agreement shall be interpreted and construed according to, the laws of the State of Delaware without regard to legal requirements that would require the application of the law of any other jurisdiction. Any Proceeding arising out of or relating to this Agreement or the Partnership’s activities or properties may be brought in the state courts of the county where the Partnership’s principal office is located, or, if it has or can acquire jurisdiction, in the United States District Court for the district in which the Partnership’s principal office is located. Each Partner and Assignee irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any such Proceeding in any other court. The Partnership or any Partner or Assignee may file a copy of this Agreement with any court as written evidence of the agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the second sentence of this section may be served on any party anywhere in the world. Service of process on any party in any such Proceeding may be made at the party’s address as set forth in the Partnership’s records, with notice of such service to such party as provided in Section 15.2.

15.4.        Waiver.

Any failure by a party to insist upon the strict performance of any covenant or condition of this Agreement, or to exercise any right or remedy upon a breach of any such covenant or condition, does not constitute waiver of any such covenant or condition or any breach thereof. A party will not be deemed to have waived any right or remedy under this Agreement unless that party has signed a written document to that effect, and any such waiver is applicable only with respect to the specific provision and instance for which it is given.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

15.5.        Entire Agreement.

This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the agreement between the parties with respect to its subject matter. For the avoidance of doubt, this Agreement shall not supersede or override any written agreement containing representations or warranties, or covering other matters, in connection with the acquisition of an interest in the Partnership or admission as a Partner.

15.6.        Successors and Assigns.

No Partner or Assignee may assign any of its rights or delegate any of its obligations under this Agreement except as expressly permitted in this Agreement.

15.7.        Third-Parties.

No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership or by any creditor of a Partner. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

15.8.        Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.9.        Construction.

The language in this Agreement is to be construed according to its fair meaning and is not to be strictly construed for or against any party. Nothing in this Agreement is to be construed as authorizing or requiring any action that is prohibited by the Act or other applicable law, or as prohibiting any action that is required by the Act or other applicable law. The exhibits and attachments referred to in this Agreement constitute an integral part of this Agreement and shall be given effect as such. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

15.10.      Execution of Agreement.

This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which together constitute one agreement. Any signature to this Agreement evidenced by a facsimile or other electronic transmission of such signature shall be binding on the parties to the same extent as if such signature were an original.

15.11.      Further Assurances.

The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

15.12.      Power of Attorney.

(a)            Each Limited Partner appoints the General Partner and the Liquidator severally with full power of substitution, as the true and lawful attorney-in-fact for such Limited Partner, and authorizes such attorney-in-fact in the name, place, and stead of such Limited Partner to execute, certify, acknowledge, swear to, file, publish, and record:

(i)            any certificate or other document that may be required to be filed by the Partnership or the Partners in order to qualify the Partnership to do business in any jurisdiction, except that no such filing shall include a consent by any Partner to service of process in any jurisdiction without the Partner’s approval;

(ii)           any amendment to the Certificate of Formation, to this Agreement, or to any other agreement or document as required or permitted by this Agreement;

(iii)          any certificate of termination and other documents that may be required to effectuate the termination of the Partnership pursuant to the provisions of this Agreement; and

(iv)          any document required of the Partnership to carry out the actions that the General Partner is authorized to take under this Agreement.

(b)           The foregoing appointment of the General Partner and Liquidator as a Limited Partner’s attorney-in-fact does not grant such attorney-in-fact any power or authority to approve, consent, or agree to the substantive terms of any agreement or other document on behalf of such Limited Partner.

(c)            The power of attorney granted pursuant to this Section 15.12 is a special power of attorney coupled with an interest and is irrevocable, and survives the withdrawal or removal of a Limited Partner or the assignment of the Limited Partner’s Partnership Interest.

15.13.      Legal Representation.

This Agreement has been prepared by Norton Rose Fulbright LP in its role as counsel to the General Partner and the Partnership. Norton Rose Fulbright LP does not represent any Partner (other than the General Partner), and the Partners should consult their own counsel to advise them regarding this Agreement and the transactions contemplated by the Partnership.

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

SIGNATURES

Executed as of the Effective Date set forth above, by and among the persons signing below.

GENERAL PARTNER	Cobb CC Property Investors GP LLC, a Delaware limited liability company

	By:	/s/ Brant Brown
	Name:	Brant Brown
	Title:	Manager

FOUNDING LIMITED PARTNER	Cobb CC Industrial Acquisition LP, a Delaware limited partnership

By: Cobb CC Acquisition GP LLC, its General Partner

	By:	/s/ Brant Brown
	Name:	Brant Brown
	Title:	Manager

INVESTOR LIMITED PARTNER
SIGNATURES APPEAR ON SEPARATE PAGES

PARTNERSHIP AGREEMENT OF Cobb CC Industrial Property Investors LP

LIMITED PARTNERSHIP AGREEMENT
OF
Cobb CC Industrial Property Investors LP

Appendix A
PRINCIPLES OF ALLOCATION

A.1          Introduction.

This Appendix sets forth principles under which items of income, gain, loss, deduction and credit shall be allocated among the Partners. This Appendix also provides for the determination and maintenance of Capital Accounts, generally in accordance with Treasury Regulations promulgated under I.R.C. Section 704(b), for purposes of determining such allocations. For purposes of this Appendix, an Assignee shall be treated in the same manner as a Partner.

A.2          Definitions.

Capitalized terms used in this Appendix have the meanings set forth below or in the Agreement.

“Adjusted Capital Account Deficit” means any deficit balance in a Partner’s Capital Account as of the end of a taxable year, after giving effect to the following adjustments:

(i)            Credit to the Capital Account any amounts the Partner is obligated to restore pursuant to the Agreement or is deemed to be obligated to restore pursuant to (a) Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to obligations to pay partner promissory notes and other obligations to make contributions to the Partnership), or (b) the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) (relating to partnership minimum gain) and 1.704-2(i)(5) (relating to partner nonrecourse debt minimum gain); and

(ii)           Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Capital Account” has the meaning set forth in Section A.3.

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation is an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis. If the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-1

“Gross Asset Value” means an asset’s adjusted basis for federal income tax purposes, except as follows:

(iii)          The initial Gross Asset Value of an asset contributed by a Partner to the Partnership is the gross Fair Value of such asset, as determined by the contributing Partner and the General Partner and as set forth on Exhibit A. If the contributing Partner is the General Partner, the determination of the Fair Value of a contributed asset requires the approval of a Majority-in-Interest.

(iv)          The Gross Asset Values of Partnership assets shall be adjusted to equal their respective gross Fair Values (taking I.R.C. § 7701(g) into account), as determined by the General Partner, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (C) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (D) in connection with the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by a Partner acting in a partner capacity or in anticipation of being a Partner. Adjustments pursuant to clauses (A), (B), and (D) above are required only if the General Partner determines that such adjustments are necessary to accurately reflect the relative economic interests of the Partners in the Partnership.

(v)           The Gross Asset Value of a Partnership asset distributed to a Partner shall be adjusted to equal the gross Fair Value (taking I.R.C. § 7701(g) into account) of such asset on the date of distribution as determined by the distributee and the General Partner. If the distributee is the General Partner, the determination of the Fair Value of the distributed asset requires the approval of a Majority-in-Interest.

(vi)          The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to I.R.C. Section 734(b) or I.R.C. Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m). Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment is required pursuant to paragraph (ii).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii), or (iv) of this definition, the asset’s Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-2

“Net Profit” and “Net Loss” mean, for each taxable year or other relevant period, an amount equal to the Partnership’s taxable income or loss for such taxable year or other relevant period, determined in accordance with I.R.C. Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to I.R.C. Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)            Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss.

(ii)           Any expenditures of the Partnership described in I.R.C. Section 705(a)(2)(B) or treated as I.R.C. Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss.

(iii)          If the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iii) of the Section A.2 definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from disposition of the asset for purposes of computing Net Profit and Net Loss.

(iv)          Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of (unreduced by any liabilities attributable thereto), notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

(v)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation computed in accordance with the definition of Depreciation in Section A.2.

(vi)          To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to I.R.C. Section 734(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1) and shall be determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-3

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2) and shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(1) and shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) and shall be determined in accordance with Treasury Regulations Section 1.704-2(d).

A.3          Capital Accounts.

The Partnership shall determine and maintain Capital Accounts. “Capital Account” means an account of each Partner determined and maintained throughout the full term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Without limiting the generality of the foregoing, the following rules apply:

(b)           The Capital Account of each Partner shall be credited with (i) an amount equal to such Partner’s Capital Contributions and the Fair Value of property contributed (if permitted hereunder) to the Partnership by such Partner, (ii) such Partner’s share of the Partnership’s Net Profit, and (iii) the amount of any Partnership liabilities assumed by such Partner or that are secured by property distributed to such Partner.

(c)           The Capital Account of each Partner shall be debited by (i) the amount of cash and the Fair Value of property distributed to such Partner, (ii) such Partner’s share of the Partnership’s Net Loss, and (iii) the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

(d)           Upon the transfer by a Partner of all or part of an interest in the Partnership after the Effective Date, the Capital Account of the transferor that is attributable to the transferred interest carries over to the transferee and the Capital Accounts of the Partners shall be adjusted to the extent provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

(e)           In determining the amount of any liability for purposes of Sections A.3(a) and A.3(b), I.R.C. Section 752(c) and any other applicable provisions of the I.R.C. and the Treasury Regulations shall be taken into account.

(f)            Except as otherwise required by Treasury Regulations Section 1.704-1(b)(2)(iv), adjustments to Capital Accounts in respect of Partnership income, gain, loss, deduction, and I.R.C. Section 705(a)(2)(B) expenditures (or items thereof) shall be made with reference to the federal tax treatment of such items (and, in the case of book items, with reference to the federal tax treatment of the corresponding tax items) at the Partnership level, without regard to any mandatory or elective tax treatment of such items at the Partner level.

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-4

(g)          The provisions of this Appendix and of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

A.4          Allocations of Net Profit and Net Loss.

A.4.1      In General. After giving effect to the special allocations set forth in Sections A.4.2 and A.4.3 hereof, Net Profit and Net Loss (and to the extent necessary, individual items of income, gain, loss, or deduction) for any period shall be allocated to the Partners in such amounts as may be necessary or appropriate to match the Capital Accounts of the Partners (as adjusted through the end of such period) to equal, as nearly as possible, the amounts such Partners would receive if all Partnership assets on hand at the end of such period were sold for cash at their Gross Asset Values, all Partnership liabilities were satisfied in cash according to their terms (limited in the case of any Nonrecourse Liability and Partner Nonrecourse Debt to the Gross Asset Value of the property securing such liabilities), and any remaining cash was distributed to the Partners under Section 13.4.

A.4.2      Regulatory Allocations. The following special allocations shall be applied in the order in which they are listed. Such ordering is intended to comply with the ordering rules in Treasury Regulations Section 1.704-2(j) and shall be applied consistently therewith.

(h)           Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), anything to the contrary in this Section A.4 notwithstanding, if there is a net decrease in Partnership Minimum Gain during any taxable year or other allocation period, each Partner shall be allocated items of income and gain for that allocation period (and, if necessary, subsequent allocation periods) equal to that Partner’s share of the net decrease in Partnership Minimum Gain during such allocation period, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section A.4.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith, including that no chargeback shall be required to the extent the requirements for requesting a waiver described in Treasury Regulations Section 1.704-2(f)(4) are met or the requirements for any other exception prescribed by or pursuant to Treasury Regulations Section 1.704-2(f) are met.

(i)            Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), anything to the contrary in this Section A.4 notwithstanding, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a taxable year or other allocation period, then, in addition to the amounts, if any, allocated pursuant to paragraph 4.2(a), any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the allocation period shall be allocated items of Partnership income and gain for that allocation period (and, if necessary, for subsequent allocation periods) equal to that Partner’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain during such allocation period, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section A.4.2(b) is intended to comply with the chargeback of partner nonrecourse debt minimum gain required by Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including that no chargeback shall be required to the extent the requirements for any exceptions provided in Treasury Regulation Section 1.704-2(i)(4) are met.

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-5

(j)            Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation, or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. An allocation pursuant to the foregoing sentence shall be made only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Section A.4 have been tentatively made as if this Section A.4.2(c) were not in this Appendix. This allocation is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be construed in accordance with the requirements thereof.

(k)           Gross Income Allocation. If a Partner has an Adjusted Capital Account Deficit at the end of any taxable year, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this clause shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section A.4 have been made as if this Section A.4.2(d) were not in this Appendix.

(l)            Nonrecourse Deductions. Nonrecourse Deductions for any allocation period shall be allocated among the Partners in accordance with their pro rata share of the outstanding Percentage Interests.

(m)          Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any allocation period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(n)           Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to I.R.C. Section 734(b) or I.R.C. Section 743(b) is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

A.4.3      Curative Allocations. The allocations set forth in Section A.4.2 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. The Partners intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section A.4.3. Therefore, any other provisions of this Section A.4 (other than the Regulatory Allocations) notwithstanding, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner the General Partner determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section A.4.1. In exercising its discretion under this Section A.4.3, the General Partner shall take into account future Regulatory Allocations under Sections A.4.2(a) and A.4.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections A.4.2(e) and A.4.2(f).

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-6

A.4.4      Other Allocation Rules.

(o)          Timing of Allocations. Net Profit, Net Loss, and other items shall be allocated to the Partners pursuant to this Appendix as of the last day of each taxable year, and at such times as the Gross Asset Values of Partnership property are adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value.

(p)          Varying Interests. If during any taxable year any Partner’s ownership of Percentage Interests changes, each Partner’s share of Net Profit, Net Loss, and other items for such taxable year shall be determined according to their varying interests and I.R.C. Section 706(d), using any conventions permitted by law and selected by the General Partner.

(q)          Excess Nonrecourse Liabilities. For purposes of determining a Partner’s share of Partnership “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners’ shares of Partnership profits shall be deemed to be in proportion to their pro rata share of the outstanding Percentage Interests.

(r)            Distributions of Proceeds of Nonrecourse Liabilities. To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the General Partner may treat any distribution of the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt (that would otherwise be allocable to an increase in Partnership Minimum Gain) as a distribution that is not allocable to an increase in Partnership Minimum Gain to the extent the distribution does not cause or increase an Adjusted Capital Account Deficit for any Partner.

(s)           Authority to Adjust Capital Accounts and Allocations. If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributions or distributed property or that are assumed by the Partnership or any Partner), are computed in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2 and to reflect the Partners’ economic interests in the Partnership, the General Partner may make such modification if it is not likely to have a material effect on the amounts distributed or to be distributed to any Partner pursuant to the Agreement. The General Partner shall make any adjustments that are necessary or appropriate (i) to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-7

A.5          Tax Allocations.

(t)            In General. Except as otherwise provided in this Section A.5, each item of income, gain, loss, and deduction of the Partnership for federal income tax purposes shall be allocated among the Partners in the same manner as such items are allocated for book purposes under the Agreement and this Appendix.

(u)           Contributed or Revalued Property. In accordance with I.R.C. Section 704(c) and the related Treasury Regulations, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value. If the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section A.2 hereof, subsequent allocations of income, gain, loss, and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under I.R.C. Section 704(c) and the related Treasury Regulations. Any elections or other decisions relating to allocations pursuant to this Section A.5 shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Appendix and the Agreement.

(v)           Credits. Except as otherwise required by Treasury Regulations Section 1.704-1(b)(4)(ii), items of tax credit and tax credit recapture shall be allocated among the Partners in accordance with their pro rata share of the outstanding Percentage Interests.

(w)          Effect of Tax Allocations. Allocations pursuant to this Section A.5 are solely for purposes of U.S. federal, state, and local taxes and shall not affect any Partner’s Capital Account or share of Net Profit, Net Loss, or other items or distributions pursuant to any provision of this Appendix and the Agreement.

PARTNERSHIP AGREEMENT OF COBB CC INDUSTRIAL PROPERTY INVESTORS LP	Page A-8

x	Investor (Entity):
HNR Cobb LLC
Investor (Individual):

Cobb CC Industrial Property Investors LP

PURCHASER SUITABILITY QUESTIONNAIRE

This offering (the "Offering") of Investor Limited Partnership Interests (“the “Interests”) by Cobb CC Industrial Property Investors LP, a Delaware limited partnership (the “Company”), is being made pursuant to exemptions from registration or qualification provided by Section Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and similar provisions of the state securities laws and regulations. One of the requirements of these exemptions is that the persons involved in the offering and sale of the relevant securities must have reasonable grounds to believe that the purchaser of the Interests offered hereby (the "Purchaser"), whether alone or together with such person's representative (the "Purchaser Representative"), if any, has knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of the prospective investment.

The purpose of this Purchaser Suitability Questionnaire (the "Questionnaire") is to assist the Company in complying with the above requirements. By submitting this Questionnaire, each prospective investor agrees that the Company may present the Questionnaire to such parties as it deems appropriate in order to be assured that the offer and sale of Units to such investor will not result in violation of the available exemptions from registration or qualification under the 1933 Act or applicable securities laws and rules. Otherwise, all answers to this Questionnaire will be kept strictly confidential.

If you are acting as agent for a corporation, partnership, trust or other entity, any reference to the term "you" shall mean such corporation, partnership, trust or other entity.

Please complete this Questionnaire as fully as possible and sign, date and deliver one original copy thereof to the Company.

PLEASE PRINT OR TYPE. IF THE ANSWER TO ANY QUESTION IS "NONE" OR "NOT APPLICABLE" PLEASE SO STATE. THANK YOU.

I.	INDIVIDUALS

Please complete the following information if you are investing as an individual or joint tenant:

Name:

Spouse's name, if jointly held:

Date of Birth:	Marital Status:

Citizenship:

Permanent Home Address:

Address for notices, if different:

Email Address:

Home Telephone Number:

Office Telephone Number:

Occupation or Profession:

(1)	Are you acting for your account? ☐ Yes ☐ No

If you are not acting for your own account, please complete the following:

(a)	Capacity in which you are acting (i.e.: agent, representative, administrator, trustee, etc.):

(b)	Name, address and home and business telephone numbers of person(s)
you represent:

(c)	Please attach evidence of authority.

(2)	Definitions: For purposes of this Questionnaire, the following definitions shall apply:

(a)	"Net worth" shall mean the excess of total assets over liabilities as determined in accordance with generally accepted accounting principles, except that if any such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets; provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed fair market value.

(b)	"Income" shall mean adjusted gross income as reported for federal tax purposes by (i) any deduction for long term capital gain; (ii) any deduction for depletion; (iii) any exclusion for interest; and (iv) any losses allocated to purchaser as an individual holder of Units.

(3)	Check the line next to each of the following statements that apply to you.

☐	My net worth, jointly with my spouse or spouse equivalent, excluding the value of your personal residence, is at least One Million Dollars ($1,000,000).

☐	My income from all sources exceeded Two Hundred Thousand Dollars ($200,000) in each of the two (2) years preceding the execution date of this Questionnaire.

☐	Myself and my spouse or spouse equivalent have joint income from all sources which exceeded Three Hundred Thousand Dollars ($300,000) in each of the two (2) years preceding the execution date of this Questionnaire.

☐	I am a person holding, in good standing, one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.

☐	I am a knowledgeable employee of the issuer.

☐	I am a family office (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risk of the prospective investment.

☐	I am a family client of a family office.

II.	CORPORATIONS AND OTHER ENTITIES

Please complete the following if you are investing as a corporation, partnership, trust or other entity:

Name and address of entity:	HNR Cobb LLC
1997 Annapolis Exchange Pkwy, Suite 300
Annapolis, MD 21401

State and Year of Organization:	DE 2023

Employer ID Number:	TBD

Business Activities:	Real Estate

Primary Email:	billing@myhappynest.com	Primary Phone Number:	6462480979

(1)	Has the corporation, partnership, trust or other entity been formed for the specific purpose of making the investment contemplated herein?

☒ Yes                         ☐ No

(2)	Does the corporation, partnership, trust or other entity have total assets in excess of Five Million Dollars ($5,000,000)?

☐ Yes                         ☒ No

(3)	Has the corporation, partnership, trust or other entity been in existence for less than ninety (90) days prior to the date hereof?

☒ Yes                         ☐ No

(4)	Indicate the number of shareholders, partners, beneficiaries or other holders of beneficial interest of the corporation, partnership, trust or other entity: 1

(5)	Does the purchaser, any relative, spouse or relative of the purchaser who has the same residence as the purchaser and any trust or estate described in Question (6) below collectively hold more than fifty percent (50%) of the equity securities (excluding directors' qualifying shares) or equity interests of the investing corporation, partnership or other entity?

☐ Yes                         ☒ No

(6)	Do the purchaser and the persons and entities specified in Question (5) above collectively hold more than fifty percent (50%) of the beneficial interest (excluding contingent interests) of the investing trust or estate?

☐ Yes                         ☒ No

III.	ALL PURCHASERS

The following questions should be answered by all Purchasers.

(1)	Do you anticipate that your current level of income will substantially decrease in the foreseeable future? If so, when, why and to what level will it change?

N/A

(2)	Are you aware that the proposed offering of Units hereby is intended to be an investment for a long period of time?

☒ Yes                         ☐ No

(3)	Please indicate the general business or professional education and degrees received by you (or, if the Purchaser is a corporation, partnership, trust or other entity, by the person completing this Questionnaire on the Purchaser's behalf).

School	Degree	Year Received
NYU	Masters Real Estate	2016

(4)	Investment Experience:

(a)	Frequency of investment in market securities:

Often ☒	Occasionally ☐	Seldom ☐	Never ☐

(b)	Frequency of investment in commodities futures:

Often ☐	Occasionally ☐	Seldom ☒	Never ☐

(c)	Frequency of investment in options:

Often ☐	Occasionally ☐	Seldom ☒	Never ☐

(d)	Frequency of investment in securities purchased on margin:

Often ☐	Occasionally ☐	Seldom ☒	Never ☐

(e)	Frequency of investment in non-liquid securities:

Often ☒	Occasionally ☐	Seldom ☐	Never ☐

(5)	Please describe your principal business activities (or the business activities of the corporation, partnership, trust or entity) during the past five years:

Real Estate Investment

(6)	Have you previously invested in a development stage company?

☐ Yes                              ☒ No

(7)	Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in the Partnership?

☒ Yes                              ☐ No

(8)	Do you believe you have sufficient knowledge of investments in general and investments similar to an investment in the Company in particular, to evaluate the risks associated with an investment in the Company?

☒ Yes                              ☐ No

(9)	In evaluating the merits and risks of this investment, do you intend to rely upon the advice of anyone other than yourself?

☐ Yes                              ☒ No

If you answered "Yes" to Question (9), please identify such person and indicate his or her business address and telephone number.

(10)	Will any of the money you invest in the Company be borrowed from lenders outside of the United States?

☐ Yes                              ☒ No

(11)	Have you been furnished with a copy of the Memorandum and its Exhibits relating to the Company?

☒ Yes                              ☐ No

(12)	Do you understand that there will be substantial restrictions on your ability to resell any Units you purchase and that, in any event, you will not be able to resell any Units purchased unless an exemption from registration or qualification is available under the 1933 Act and applicable state securities laws?

☒ Yes                              ☐ No

(13)	Have you been convicted, within ten (10) years of the date hereof (or five (5) years, in the case of the Issuer, its predecessors and affiliated issuers), of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•               arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

☐ Yes                              ☒ No

If you answered "Yes" to Question (13), please explain:

(14)	Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•                arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes                              ☒ No

If you answered "Yes" to Question (14), please explain:

(15)	Are you subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the "Exchange Act") or Section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the "Advisers Act") that, on the date hereof:

•	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•	places limitations on your activities, functions or operations; or

•	bars you from being associated with any entity or from participating in the offering of any penny stock?

☐ Yes                              ☒ No

If you answered "Yes" to Question (15), please explain:

(16)	Are you subject to any order of the SEC, entered within five (5) years of the date hereof, that, on the date hereof, orders you to cease and desist from committing or causing a violation of or future violation of:

•              any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

•              Section 5 of the Securities Act.

☐ Yes                              ☒ No

If you answered "Yes" to Question (16), please explain:

(17)	Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes                              ☒ No

If you answered "Yes" to Question (17), please explain:

(18)	Have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years of the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, on the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes                              ☒ No

If you answered "Yes" to Question (18), please explain:

(19)	Are you subject to a United States Postal Service false representation order entered within five (5) years of the date hereof, or are you, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes                              ☒ No

If you answered "Yes" to Question (19), please explain:

(20)	You represent that you are: (Please check all applicable boxes below)

☒ not a Benefit Plan Investor; or

☐ a Benefit Plan Investor that is:

☐ an employee benefit plan or trust that is subject to Part 4 of Title I of ERISA and the fiduciary provisions of ERISA – this includes U.S. pension plans and U.S. profit-sharing and 401(k) plans, “Multiemployer Plans” and “Taft-Hartley Plans” but does not include U.S. governmental plans, certain church plans and non-U.S. employee pension and welfare benefit plans;

☐ a U.S. individual retirement account, Keogh Plan and/or other plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”);

☐ An entity (e.g. a fund of funds) whose underlying assets include “plan assets” of any Benefit Plan Investor by reason of a plan’s investment in the entity and such plan investors include (1) one or more U.S. pension benefit plans, welfare benefit plans or similar plans subject to ERISA and/or (2) one or more individual retirement accounts, Keogh plans or other individual arrangement subject to Section 4975(e)(1) of the Code (including by reason of 25% or more of the total value of any class of equity interests in the entity being held by Benefit Plan Investors that include any plan described above).

If you are an entity whose underlying assets include “plan assets” of any Benefit Plan Investor, indicate that the percentage of such assets that constitute “plan assets” within the meaning of ERISA or the Code is not more than (please check an applicable box):

☐	10%	☐	20%	☐	30%	☐	40%	☐	50%
☐	60%	☐	70%	☐	80%	☐	90%	☐	100%

You agree to immediately notify the Company in writing if there is a change in the percentage as set forth above and at such time or times as the General Partner may request.

If you are an insurance company, please certify to either 1 or 2 below:

☐ You are an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Partnership but none of the underlying assets of Subscriber’s general account constitute “plan assets” within the meaning of Section 401(c) of ERISA.

☐ You are an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Partnership and the percentage of the underlying assets of Subscriber’s general account deemed to be “plan assets” within the meaning of Section 401(c) of ERISA is not more than (please check an applicable box)

☐	10%	☐	20%	☐	30%	☐	40%	☐	50%
☐	60%	☐	70%	☐	80%	☐	90%	☐	100%

You agree to immediately notify the Company in writing if there is a change in the percentage as set forth above and at such time or times as the General Partner may request.

During such time as you are a Benefit Plan Investor, the Company and the General Partner shall provide you with such information as you may reasonably request in order that you may satisfy your obligations under ERISA.

I hereby acknowledge that the foregoing statements are true and accurate to the best of my information and belief and that I will promptly notify the Company of any changes in the foregoing answers.

IN WITNESS HEREOF, I have executed this Questionnaire on 7/25/2023, 20__, in Charlotte, (city) NC (state).

/s/ Jesse Prince
Signature	Signature

Jesse Prince
Printed Name	Printed Name

Manager
Title, if applicable	Title, if applicable

Investor: HNR cobb LLC______

Cobb CC Industrial Property Investors LP

INVESTOR LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AGREEMENT

To:	Cobb CC Industrial Property Investors LP
700 N. Pearl Street, Suite N-1650
Dallas, Texas 75201

Ladies and Gentlemen:

The undersigned (the “Subscriber”) hereby subscribes to and agrees to purchase from Cobb CC Industrial Property Investors LP, and its general partner, Cobb CC Property Investors GP LLC (the “Partnership”) the following Limited Partnership Interests in the Partnership (the “Investor Limited Partnership Interests”):

Amount :          $50,000____

Subscription

The undersigned is of legal age and hereby subscribes for Investor Limited Partnership Interests in the amount designated above, upon the terms and conditions set forth herein, and hereby tenders to the Partnership the following completed and executed documents:

(1)            This Subscription Agreement.

(2)            Signature Page for Cobb CC Industrial Property Investors LP, Limited Partnership Agreement.

(3)            A check, draft or similar instrument, or wire-transfer in the amount of the purchase amount.

The amount paid and the documents required to be delivered by the undersigned to the Partnership upon subscription for the Investor Limited Partnership Interests, as set forth above, is called the undersigned's "Subscription." Notwithstanding the foregoing, execution of this Subscription Agreement, followed by delivery to the Partnership without an accompanying check (or wire-transfer) as hereinabove provided, nonetheless evidences the undersigned's contractual commitment to subscribe to the Investor Limited Partnership Interests designated by the undersigned on the signature page of this Agreement and to forthwith remit, upon demand, an amount equal to the Subscription for the Investor Limited Partnership Interests.

The undersigned agrees that the Partnership may, in its sole discretion, decline to accept the undersigned’s Subscription, in which case the undersigned's check and all documents tendered therewith will be promptly returned. The undersigned further understands that if the Partnership accepts this Subscription, such acceptance will be signified by executing the Subscription Agreement and causing a photocopy of such Subscription Agreement to be returned to the undersigned. Upon acceptance of the undersigned’s Subscription, funds tendered for Subscription will be invested in the Partnership.

Conditions to Subscription

The undersigned understands and agrees that this Subscription is made subject to the following terms and conditions:

(1)            The Partnership shall have the right to reject this Subscription for any reason.

(2)            The Partnership shall have no obligation to accept subscriptions in the order received.

(3)            The Investor Limited Partnership Interests purchased upon acceptance of this Subscription will only be registered in the name of the undersigned.

(4)            The undersigned agrees to execute any and all further documents reasonably requested by the Partnership in connection with the purchase of the Investor Limited Partnership Interests.

(5)            The undersigned agrees that, if this Subscription is accepted by the Partnership, the undersigned shall be bound by the terms and conditions of the Partnership Agreement, including, but not limited to, the exercise by the Partnership of the powers and discretion granted therein, and in this Agreement.

Representations of Subscriber

The undersigned hereby represents, covenants, and warrants to the Partnership and its officers, directors, employees, agents and representatives, as follows:

(1)            The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule, or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(2)            The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(3)            The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(4)            The undersigned is not on any list of prohibited countries, individuals, organizations and entities that is administered or maintained by the Office of Foreign Assets Control, United States Department of the Treasury, or any other office, agency or department that succeeds to the duties of such office (“OFAC”), including, without limitation: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC), and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(5)            The undersigned is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA Patriot Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and the General Partner has or will enact policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(6)            The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(7)            The Investor Limited Partnership Interests for which the undersigned hereby subscribes are being acquired solely for the account of the undersigned, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof; the undersigned has no contract, understanding, undertaking, agreement or arrangement, with any person to sell, transfer or pledge to any person the Investor Limited Partnership Interests for which he, she or it hereby subscribes, or any part thereof; the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement; the undersigned understands the legal consequences of the foregoing representations and warranties to mean that he must bear the economic risk of his investment in the Investor Limited Partnership Interests for an indefinite period of time.

(8)            No sale, distribution, transfer or other disposition of the Investor Limited Partnership Interests can be made by the undersigned unless (i) the Investor Limited Partnership Interests has been registered under the Securities Act of 1933, as amended (the "Act"), and the applicable securities law of any state or other relevant jurisdiction; or (ii) exemptions from such registrations are available, as evidenced by an opinion of counsel, satisfactory to the Partnership, with respect to the proposed sale or disposition.

(9)            The undersigned is knowledgeable and experienced in investments of this sort or has a general understanding and knowledge of such investments; furthermore, the undersigned has such knowledge and experience in financial and business matters that he, she or it is capable of understanding and evaluating the risk of the investment and of making an informed investment decision.

(10)            The undersigned represents that it has been called to his, her or its attention that such investment is speculative and involves a high degree of risk.

(11)            The undersigned (i) has been advised as to the nature of the Investor Limited Partnership Interests and the business and affairs of the Partnership as they relate to the Investor Limited Partnership Interests, (ii) at a reasonable time prior to the date of this Subscription, has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information with respect to the offering and the Investor Limited Partnership Interests necessary to enable the undersigned to verify the accuracy of any information furnished to the undersigned by the Partnership, and (iii) has been given access, if requested, to all underlying documents in connection with this transaction as well as such other information as the undersigned deems necessary or appropriate in evaluating an investment in the Investor Limited Partnership Interests.

Understanding of Securities Law Restrictions

The undersigned hereby confirms to the Partnership his, her or its understanding that:

(1)            The Investor Limited Partnership Interests being acquired by the undersigned have not been registered under the Act, because the issuance of the Investor Limited Partnership Interests to the undersigned is intended to be exempt from registration under the Act pursuant to Regulation D, Rule 506(b) of the Act and comparable exemptions from registration provisions of state securities laws.

(2)            The Partnership is relying on the truth and accuracy of the representations, declarations, documents and warranties made by the undersigned herein, in offering the Investor Limited Partnership Interests for sale to the undersigned and in relying upon applicable exemptions available under the Act and state securities laws.

(3)            The Partnership will not be required to permit or recognize any sale, transfer or other disposition of any of the Investor Limited Partnership Interests at any particular time, or with the passage of time.

(4)            The Partnership is under no obligation to register or to perfect any exemption for resale of the Investor Limited Partnership Interests under the Act or the securities laws of any state or jurisdiction.

Indemnification

The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties hereof, and the undersigned hereby agrees to indemnify and hold harmless the Partnership, and their affiliates, agents and employees from and against any and all loss, damage or liability due to or arising out of any misrepresentation or a breach of any warranties contained herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights, if any, granted under federal or state securities laws.

Notices

All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned or the Partnership at the respective addresses set forth below.

Governing Law

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

Form W-9, W-8 Information

I understand that the Internal Revenue Service requires the Partnership to deduct “backup withholding” taxes from distributions to subscribers who are U.S. Persons (including resident aliens) unless the subscriber certifies that he, she or it is not subject to backup withholding requirements of U.S. federal income tax laws. The IRS requires the Partnership to obtain this information on a Form W-9 or similar document. If required, a Form W-9 is attached. Subscribers that are not U.S. Persons should provide the applicable properly completed and executed IRS Form W-8.

{Remainder of page left blank intentionally.}

SIGNATURE PAGE
FOR Cobb CC Industrial Property Investors LP, SUBSCRIPTION AGREEMENT

Note:	There are two signature pages for you to sign. Please sign this Signature Page and the following Partnership Agreement Signature Page.

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.

The undersigned, desiring to purchase the Investor Limited Partnership Interests indicated on the first page of this Subscription Agreement, agrees to be bound by the terms, conditions, and representations and agreements of this Subscription Agreement and the Partnership Agreement as of the _____ day of 7/25/2023, 202_.

HNR cobb LLC
Exact Name in Which Investor Limited Partnership Interests is to be Held

For Individual Subscribers:

Signature of the Subscriber	Signature of the Subscriber's spouse or additional subscriber (if applicable)

Manner in which title is to be held (please check one):

☐	Individual	☐	Community Property
☐	Joint Tenants	☐	Tenants in Common
☐	Joint Tenants with Right of Survivorship

For Entity Subscribers:
HNR cobb LLC
Name of Entity:
/s/ Jesse Prince
By:	Jesse Prince
Title:	Manager

Subscriber’s Address: 1997 Annapolis Exchange Pkwy		Email Address: billing@myhappynest.com
Suite 300
	(Street)	Phone Number(s):
Annapolis, MD 21401		6462480979
(City) (State) (Zip)

ACCEPTANCE OF SUBSCRIPTION

Accepted by Cobb CC Industrial Property Investors LP

By Cobb CC Property Investors GP LLC, its General Partner

Date:	7/25/2023	By:	Brant Brown,
		Its	Manager

SIGNATURE PAGE
FOR Cobb CC Industrial Property Investors LP, LIMITED PARTNERSHIP AGREEMENT

The undersigned has acquired Investor Limited Partnership Interests in Cobb CC Industrial Property Investors LP (the “Partnership”), from the Partnership. The Partnership requires all acquirers of the Partnership’s Investor Limited Partnership Interests to enter into the Partnership Agreement of the Partnership. The undersigned desires to enter into the Partnership Agreement for the mutual protection and benefit of all Partners and of the Partnership.

NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned party agrees to be bound by all the terms and provisions of the Partnership Agreement.

IN WITNESS WHEREOF, this Signature Page has been executed by the undersigned party on the date indicated below.

Date: 7/25/2023

For Individual Subscribers:

Signature of the Subscriber	Signature of the Subscriber's spouse or additional subscriber (if applicable)

Manner in which title is to be held (please check one):

☐	Individual	☐	Community Property
☐	Joint Tenants	☐	Tenants in Common
☐	Joint Tenants with Right of Survivorship

For Entity Subscribers:

HNR Cobb LLC
Name of Entity

Signature:	/s/ Jesse Prince
By:	Jesse Prince
Title:	Manager

_____________________________________________________________________________________________

Optional: I hereby grant my authorization for copies of all current and future documents and correspondence relating to this Subscription to be sent to the following person(s):

Mr. or Ms.	Email:
Company:
Address:	Phone:
City, State, Zip

Subscriber Authorization Signature	Date

Mission Critical Investments, LLC

Pre Acquisition Funding

700 N Pearl Street, Suite N1650

Dallas, Texas 75201

Bank of America, NA

901 Main Street

Dallas, TX 75202

Wire ABA # 026009593

ACH ABA # 111000025

Acct # 4880 8447 9541

FBO: Cobb Corporate Center